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                                                                   EXHIBIT 10.16

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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                          BJ SERVICES EQUIPMENT, L.P.





        (DATED AS OF AUGUST 7, 1997, AND EFFECTIVE AS OF AUGUST 8, 1997)

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
                                            TABLE OF CONTENTS                                                         PAGE

SECTION 1.    DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

SECTION 2.    ORGANIZATIONAL MATTERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

2.1.   Formation, Continuation and Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
2.2.   Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
2.3.   Certificates and Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
2.4.   Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
2.5.   Registered Office and Agent; Place of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
2.6.   Ownership of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

SECTION 3.    PURPOSE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
3.1.   Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
3.2.   Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

SECTION 4.    CAPITAL CONTRIBUTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
4.1.   Organizational Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
4.2.   Contribution of Initial Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
4.4.   Additional Capital Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
4.5.   No Withdrawal; No Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-

SECTION 5.    CAPITAL ACCOUNTS; ALLOCATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
5.1.   Capital Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
5.2.   Allocations for Capital Account Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
5.3.   Allocations for Tax Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-

SECTION 6.    DISTRIBUTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
6.1.   Distributions of Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
6.2.   Distributions in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

SECTION 7.    MANAGEMENT AND OPERATION OF BUSINESS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
7.1.   Management   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
7.2.   Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
7.3.   Finance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
7.4.   Unanimous Consent of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
7.5.   Rights of Nonaffiliated Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
7.6.   Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
7.7.   Dealings with Partners and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
7.8.   Liability of Limited Partner   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-

SECTION 8.    ACCOUNTING AND TAX MATTERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
8.1.   Accrual Basis.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
8.2.   Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
8.3.   Reports and Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
8.4.   Preparation of Tax Returns.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

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
8.5.   Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
8.6.   Tax Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
8.7.   Organizational Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
8.8.   Requests for Administrative Adjustment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

SECTION 9.    RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
9.1.   ET Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
9.2.   FT Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
9.3.   RT Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
9.4.   Purchase and Closing Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

SECTION 10.   TRANSFER OF THE PARTNERSHIP INTEREST; CERTIFICATES.   . . . . . . . . . . . . . . . . . . . . . . . .  -23-
10.1   Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
10.2.  Rights Transferred   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
10.3.  No Release from Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
10.4.  Agreements with Partner Transferees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
10.5.  Allocations Between Transferor Partner and Partner Transferee  . . . . . . . . . . . . . . . . . . . . . . .  -24-
10.6.  Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
10.7.  Consent to Lien of the Indenture; Exercise of Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-

SECTION 11.   DISSOLUTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
11.1.  Events of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
11.2.  Covenant Not to Cause Dissolution of Partnership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
11.3.  Winding-Up; Liquidator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
11.4.  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
11.5.  Distributions in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
11.6.  Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
11.7.  Reasonable Time for Winding-Up   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

SECTION 12.   ACTIVITIES OF PARTNERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
12.1.  Right to Engage in Independent Conduct   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
12.2.  Matters Concerning General Partner   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

SECTION 13.   GENERAL PROVISIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
13.1.  Complete Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
13.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
13.3.  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
13.4.  Successor and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
13.5.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
13.6.  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
13.7.  Headings; References; Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
13.8.  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
13.9.  Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
13.10. Nonrecourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
13.11. Waiver of Right of Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
13.12. No Third Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

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
ANNEX I            Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SCHEDULE I         Priority Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXHIBIT A          Form of Partnership Agreement Supplement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

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         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BJ
SERVICES EQUIPMENT, L.P. (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this "Partnership Agreement"), effective as of August 8, 1997, is made and entered into as of August 7, 1997, by and among BJ Services Company, U.S.A., a Delaware corporation ("BJ USA") as general partner, Taylor M. Whichard, III, as Organizational Limited Partner, BJ SERVICES, L.L.C., a Delaware limited liability company, as Affiliated Partner, and First Security Bank National Association, not in its individual capacity, but solely as Nonaffiliated Partner Trustee of BJ Services Trust No. 1997-1 ("Nonaffiliated Partner"). In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:


SECTION 1.       DEFINITIONS.

         Capitalized terms used herein have the meanings assigned to them in Annex I.


SECTION 2.       ORGANIZATIONAL MATTERS.

         2.1. Formation, Continuation and Conversion. General Partner and Organizational Limited Partner have previously formed Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership dated as of June 25, 1997 of Partnership in its entirety. This amendment and restatement shall become effective on the Commencement Date. This Partnership Agreement shall govern all the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of Partnership unless otherwise expressly provided to the contrary by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes, and a Partner has no interest in specific Partnership property.

         2.2. Name. The name of Partnership shall be "BJ SERVICES EQUIPMENT, L.P." Partnership's business may be conducted under such name or any other name or names deemed necessary or appropriate by General Partner, including the name of General Partner. The words "Limited Partnership," "L.P.," "Ltd.," or similar words or letters shall be included in Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.

         2.3.    Certificates and Filings.  (a)    General Partner has executed
and filed a Certificate of Limited Partnership for Partnership in compliance with the Delaware Act with the Office of the Secretary of State of the State of Delaware and shall execute and deliver (and file, record and publish in each jurisdiction where such filing, recordation or publication is appropriate) all certificates and other instruments, and perform such acts consistent with the terms of this Partnership Agreement, as may be necessary to comply with the requirements of law for the formation and qualification of Partnership as a limited partnership in each jurisdiction in which Partnership shall conduct business.

         (b) Each Limited Partner hereby names, constitutes and appoints General Partner and any successor General Partner (hereinafter referred to as an "Attorney-in-Fact"), with full power of substitution as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file, record and publish all certificates (including, without limitation, assumed name certificates) and other instruments and all amendments and renewals thereof that such Attorney-in-Fact deems appropriate or necessary to comply with the requirements of law for the formation and qualification of Partnership as a limited partnership in each jurisdiction in which Partnership shall conduct business. The execution by said Attorney-in-Fact of any power conferred hereby shall be conclusive evidence of the determination by said Attorney-in-Fact that the exercise of such power is requisite, necessary, appropriate or advisable for all purposes of the power of attorney. Each Partner hereby ratifies and confirms anything lawfully done or caused to be done by said Attorney-in-Fact in the exercise of the powers conferred in this Section 2.3(b) and agrees to be bound by any representations made by said Attorney-in-Fact acting in good faith and pursuant to the foregoing power of attorney. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or termination of any Partner.

         2.4. Term. Partnership commenced on June 25, 1997, upon filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall continue until the close of Partnership business on June 25, 2017, or until the earlier dissolution of the Partnership in accordance with the provisions of Section Eleven. The existence of Partnership as a separate legal entity for purposes of the Delaware Act shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

         2.5. Registered Office and Agent; Place of Business. Unless and until changed by General Partner, the registered office of Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal place of business of Partnership shall be located at the offices of General Partner at the address set forth in Section 13.2, or at such other place as shall be selected from time to time by General Partner upon not less than 10 days' prior Notice to the other

Partners. Partnership may maintain such other offices at such other places as are reasonably necessary for the purposes of Partnership.

         2.6. Ownership of Property. Legal title to all Property shall be acquired, held and conveyed in the name of Partnership.


SECTION 3.       PURPOSE.

         3.1. Purpose. The purpose and business of Partnership shall be to acquire the Units, to enter into and perform the Basic Documents to which Partnership is or is to become a party, to cause the Units to be used and maintained as provided in the Basic Documents and to do those things that are necessary or appropriate to the foregoing. Except as agreed to in an amendment or supplement to this Partnership Agreement, the Partnership shall not (i) contract for, create, incur or assume any indebtedness (except for trade payables and fees and expenses of professionals and agents incurred in the ordinary course of business) or (ii) enter into any contract, agreement or instrument or conduct any other business or activity except pursuant to and in accordance with or as required to effect the purposes and intent of the Basic Documents.

         3.2. Powers. Subject to applicable law and any restrictions set forth in this Partnership Agreement, Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 3.1 and for the protection and benefit of Partnership.

SECTION 4.       CAPITAL CONTRIBUTIONS.

         4.1. Organizational Contributions. In connection with the formation of Partnership under the Delaware Act, General Partner made an initial capital contribution to Partnership in the amount of $10.00, for an interest in the Partnership and has been admitted as General Partner of the Partnership, and Organizational Limited Partner made an initial capital contribution to Partnership in the amount of $990.00 for an interest in Partnership and has been admitted as Organizational Limited Partner of Partnership. As of the Commencement Date, the interest of Organizational Limited Partner shall be redeemed; the initial capital contributions of each Partner shall thereupon be refunded; and Organizational Limited Partner shall cease to be a Limited Partner of Partnership. Any interest or other profit that may have resulted from the investment or other use of such initial capital contributions shall be allocated and distributed 99% to Organizational Limited Partner, and the balance thereof shall be allocated and distributed to General Partner.

         4.2. Contribution of Initial Units. Prior to the Commencement Date, General Partner has contributed the Initial Units, with a value of approximately US$100,000,000, to Partnership as an additional capital contribution, in the proportion of 1% with respect to its general partner interest in the Partnership and 99% in exchange for a limited partner interest in Partnership, and such limited partner interest will be transferred by General Partner to Affiliated Partner on the Commencement Date.

         4.3. Contribution of Nonaffiliated Partner. On the Commencement Date, Nonaffiliated Partner will contribute $100,000,000 in cash to Partnership. In addition, on the Commencement Date, Nonaffiliated Partner will contribute, in cash, the amount necessary to pay all Transaction Costs (estimated as of the Commencement Date to be in excess of $749,500).

         4.4. Additional Capital Contributions. (a) Except as provided in Sections 4.1, 4.2, 4.3 and clauses (b) and (c) of this Section 4.4, no Partner shall be obligated to contribute or advance any cash or other property to Partnership, and Partnership shall not require additional capital contributions or advances from any Partner.

         (b) Any capital expenditures related to, or improvements, replacements, substitutions or enhancements of, the Units as required under or permitted by the provisions of the Indenture or the other Basic Documents, will be funded by a Capital Contribution (in cash or in kind) by General Partner and Affiliated Partner in the proportion of 1% and 99%, respectively. In addition, General Partner and Affiliated Partner will contribute, in the same ratio, cash necessary to pay any Expenses. "Expenses" means (i) the Initial Operating Payment and the Operating Payments paid by Partnership pursuant to Section 3.2(a) of the O&M Agreement, (ii) any Reimbursed Expenses paid by Partnership pursuant to Section 3.2(b) of the O&M Agreement,

(iii) the expenses of the Trustees payable by Partnership, (iv) the expenses payable by Partnership pursuant to the Participation Agreement and the Indenture and (v) in the event that any Priority Distribution, Supplemental Priority Distribution or Special Distribution is not made on the scheduled distribution date, an amount intended to provide an equivalent benefit to Nonaffiliated Partner, which shall be deemed to be the amount of such undistributed Priority Distribution, Supplemental Priority Distribution or Special Distribution, as the case may be, multiplied by the Late Rate under the Indenture from the scheduled distribution date to the date such Priority Distribution, Supplemental Priority Distribution or Special Distribution is distributed.

         (c) General Partner and Affiliated Partner shall contribute to the capital of Partnership, in the proportion of 1% and 99%, respectively, cash in the amounts equal to the Supplemental Contributions, if any, determined as set forth in this Section 4.4(c). "Supplemental Contribution" means, without duplication, the following amounts: (i) with respect to any Priority Distribution specified in Section 6.1(b)(i), to the extent that Available Cash on any Distribution Date is not then sufficient to make the Priority Distribution for such Distribution Date, an amount sufficient to permit such Priority Distribution to be made on such Distribution Date; (ii) with respect to any Supplemental Priority Distribution specified in Section 6.1(c), to the extent that Available Cash on the date of such Supplemental Priority Distribution is not then sufficient to make such Supplemental Priority Distribution, an amount sufficient to permit such Supplemental Priority Distribution to be made on the applicable date; and (iii) with respect to any Special Distribution specified in Section 6.1(d), to the extent that Available Cash on the date of such Special Distribution is not then sufficient to make such Special Distribution, an amount sufficient to permit such Special Distribution to be made on the applicable date. Such Supplemental Contribution shall be made by General Partner and Affiliated Partner on or prior to the applicable Distribution Date in the case of clause (i) of this Section 4.4(c), on or prior to the date of the Supplemental Priority Distribution in the case of clause (ii) of this Section 4.4(c), and on or prior to the date of the Special Distribution in the case of clause (iii) of this Section 4.4(c).

         (d) If required to effect a substitution or replacement of one or more Units in accordance with Section 5.11 or 5.12(i) of the Participation Agreement, respectively, and Section 5.1 of the Indenture, General Partner shall contribute to the Partnership, either (i) a Replacement Unit or Replacement Units that meet the requirements set forth in Section 5.11 or 5.12(i), as the case may be, of the Participation Agreement or (ii) cash in an amount sufficient to permit Operator, on behalf of Partnership, to acquire a Replacement Unit or Replacement Units that meet the requirements set forth in
Section 5.11 or 5.12(i), as the case may be, of the Participation Agreement, in each case, as evidenced by a Partnership Agreement Supplement with respect to such Replacement Unit or Replacement Units.

         4.5. No Withdrawal; No Interest. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from Partnership, except as specifically provided in this Partnership Agreement. Partnership shall not be obligated to pay interest to the Partners on their Capital Contributions to Partnership or on balances in their Capital Accounts.


SECTION 5.       CAPITAL ACCOUNTS; ALLOCATIONS.

         5.1. Capital Accounts. (a) Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall (i) be increased by (A) the cash amount or Net Agreed Value of all Capital Contributions made to Partnership by such Partner pursuant to this Partnership Agreement and (B) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with
Section 5.1(b) and allocated to such Partner pursuant to Section 5.2, (ii) be decreased by (A) the Net Agreed Value of all distributions of Property made to such Partner pursuant to this Partnership Agreement and (B) all items of Partnership deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.2.

         (b) For purposes of computing the amount of any item of income, gain, loss, deduction, realization or basis to be reflected in the Partners' respective Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); provided that:

                 (i)      Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                 (ii) Any income, gain or loss attributable to the taxable disposition of any Property shall be determined as if the adjusted basis of such Property as of such date of disposition were equal in amount to Partnership's Carrying Value with respect to such Property as of such date.

                 (iii) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.1(d) to the Carrying Value of any Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Property shall be determined (A) as if the adjusted basis of such Property were equal to the Carrying Value of such Property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, remaining useful life) as is applied for federal income tax purposes; provided, however, that, if such Property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery and amortization deductions shall be determined using any reasonable method that General Partner may adopt.

         (c) A Partner Transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the Transferor Partner relating to the Partnership Interest so transferred; provided, however, that, if the Transfer causes a termination of Partnership under Section 708(b)(1)(B) of the Code, the Property shall be deemed to have been contributed to a new partnership and interests in such new partnership distributed in liquidation of Partnership to the Partners (including any Partner Transferee of a Partnership Interest that is a party to the Transfer causing such termination) pursuant to Sections 11.4 and 11.5. In such event, the Carrying Values of the Property shall be adjusted immediately prior to such deemed contribution pursuant to
Section 5.1(d) and such Carrying Values shall then constitute the Agreed Values of such Property upon such deemed contribution to the new partnership. The Capital Accounts of such new partnership shall be maintained in accordance with the principles of this Section 5.1.

         (d) Immediately prior to any actual or deemed distribution to a Partner of any Property under Section 11.5, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Accounts of each Partner and the Carrying Value of the distributed Property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such distributed Property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such distributed Property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.2.

         (e) In the event that Partnership's items of income, gain, loss, or deduction are adjusted by any taxing authority by reason of a transaction between Partnership and a member of a group of organizations under common ownership or control (of which Partnership is also a member), including, but not limited to, adjustments pursuant to Section 482 of the Code or any similar provisions under state, local or foreign law (any such adjustment referred to herein as a "Tax Adjustment") and such adjustment results in a deemed Capital Contribution to Partnership by any Partner or a deemed distribution by Partnership to any Partner, (i) the Capital Account of any Partner that is deemed to make such Capital Contribution shall be increased by the amount of such Capital Contribution, and (ii) the Capital Account of any Partner that is deemed to receive such a deemed distribution shall be reduced by the amount of such distribution. In general, the adjustments to Capital Accounts pursuant to this Section 5.1(e) are intended to cause, after taking into account the adjustments to Capital Accounts pursuant to this Section 5.1(e), each Partner's balance in its Capital Account, to the extent possible, to be equal to the balance such Capital Account would have had if no Tax Adjustment had occurred.

         5.2. Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, items of Partnership income, gain, loss, deduction, amount realized and basis (computed in accordance with Section 5.1(b)) shall be allocated among the Partners in each Taxable Period as provided in clauses (a) through (d) of this Section 5.2.

         (a) Net Income. After giving effect to the allocations set forth in Sections 5.2(c) and 5.2(d), Net Income for each Taxable Period and all items of Partnership income, gain, loss and deduction taken into account in computing Net Income for such Taxable Period shall be allocated as follows:

                 (i) First, 100% to Nonaffiliated Partner until the aggregate Net Income allocated to Nonaffiliated Partner pursuant to this Section 5.2(a)(i) for the current Taxable Period and all previous Taxable Periods is equal to the cumulative amount of cash distributed to Nonaffiliated Partner pursuant to Section 6.1(b)(i) during the current and all previous Taxable Periods;

                 (ii) Second, 1% to General Partner and 99% to Affiliated Partner until the aggregate Net Income allocated to each of General Partner and Affiliated Partner pursuant to this Section 5.2(a)(ii) for the current Taxable Period and all previous Taxable Periods is equal to the cumulative amount of cash distributed to each of General Partner and Affiliated Partner pursuant to Section 6.1(b)(ii) during the current and all previous Taxable Periods; and

                 (iii) Finally, any remaining amount of Net Income shall be allocated 1% to General Partner, 1% to Nonaffiliated Partner and 98% to Affiliated Partner.

         (b) Net Losses. After giving effect to the allocations set forth in Sections 5.2(c) and 5.2(d), Net Losses for each Taxable Period and all items of Partnership income, gain, loss and deduction taken into account in computing Net Losses for such Taxable Period shall be allocated 1% to General Partner and 99% to Affiliated Partner.

         (c) Other Allocations. Notwithstanding any other provision of this Section 5.2, the following allocations shall be made for such Taxable
Period:

                 (i) Protective Minimum Gain Chargeback. Partnership does not intend to incur any nonrecourse liabilities. However, except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(b)) during any Taxable Period of Partnership, each Partner shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership minimum gain, determined in accordance with Treasury Regulation
         Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts allocable to each Partner pursuant thereto and shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2(c)(i) is intended to comply with the minimum gain chargeback requirement of Treasury Regulation 1.704-2(f) and shall be interpreted so as to be consistent therewith.

                 (ii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income or gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance will otherwise be eliminated pursuant to Section 5.2(c)(i).

                 (iii) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Taxable Period that is in excess of the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.2(c)(iii) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Section 5.2(c) have been tentatively made as if this Section 5.2(c)(iii) were not in this Partnership Agreement.

                 (iv) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of Partnership (and all nonrecourse deductions within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated to Nonaffiliated Partner.

                 (v) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Property pursuant to
         Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such Property) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                 (vi)     Depreciation, Amortization and Interest.

                          (A) Nonaffiliated Partner. Notwithstanding anything to the contrary contained herein, Nonaffiliated Partner shall be allocated all depreciation or other cost recovery deductions attributable to the Initial Units, all interest deductions attributable to the liabilities described in Section 5.2(c)(iv) and all deductions attributable to the Transaction Costs (including organizational expenses described in Section 8.7) funded by the Nonaffiliated Partner with amounts described in Section 2.2 and 2.3(a) of the Participation Agreement.

                          (B) General Partner and Affiliated Partner. Subject to Section 5.2(c)(vi)(C), all depreciation or other cost recovery deductions attributable to any Property other than the Initial Units and all deductions attributable to Expenses shall be allocated 1% to General Partner and 99% to Affiliated Partner.

                          (C) Initial Units. Notwithstanding anything to the contrary contained herein, if any Initial Unit is distributed by Partnership, destroyed, disposed of, replaced with a Replacement Unit or otherwise rendered nondepreciable (or subject to a deferred depreciation schedule) for any reason, and at such time Nonaffiliated Partner has not been allocated cumulative depreciation and/or loss attributable to such Initial Units equal to the Equipment Value of the Initial Unit, Nonaffiliated Partner shall be allocated depreciation, cost recovery or other deductions of Partnership equal in timing and amount to the timing and amount of the depreciation or cost recovery deductions Nonaffiliated Partner would have been allocated had such Initial Unit not been distributed by Partnership, destroyed, disposed of, replaced or otherwise rendered nondepreciable for any reason.

                          (D)     Noncash Income.  Except as required by
                 Section 5.2(c)(i), (ii) or (iii), any noncash income recognized by the Partnership shall be allocated 1% to General Partner and 99% to Affiliated Partner.

                          (E) Other Allocations. Provided that such allocation in the opinion of Tax Counsel does not constitute an improper allocation, Nonaffiliated Partner shall be allocated additional depreciation, cost recovery or other deductions otherwise allocable to other than Nonaffiliated Partner to the extent that depreciation or cost recovery deductions allocated to Nonaffiliated Partner pursuant to Sections 5.2(c)(vi)(A) and (C) are insufficient to provide for Original Allocations. For this purpose, Original Allocations shall mean depreciation or cost recovery deductions allocated to Nonaffiliated Partner as provided in Section 5.2(c)(vi)(A) and (C) in timing and amount up to the timing and amount of such deductions had any distribution under Section 6.1(a) occurred on June 30, 1997 (as determined by General Partner and agreed to by Nonaffiliated Partner).

                 (vii) Casualty or Other Loss. Any casualty or other loss realized by Partnership attributable to any Initial Unit (or Replacement Unit, to the extent of the loss that would have been allocated to Nonaffiliated Partner if the Initial Unit for which such Replacement Unit had been substituted had remained as depreciable Property) shall be allocated 100% to Nonaffiliated Partner, but only to the extent that Nonaffiliated Partner has not received a loss or deduction allocation pursuant to Section 5.2(c)(vi)(C) with respect thereto.

         (d) Liquidation or Sale. Upon a liquidation of Partnership pursuant to Section 11 or a sale of an Initial Unit or Replacement Unit, all items of income, gain, loss or deduction attributable to any Initial Unit or Replacement Unit recognized or deemed recognized by Partnership therefrom shall be allocated 100% to Nonaffiliated Partner. All other gain or loss upon liquidation of the Partnership or sale of Property other than an Initial Unit or Replacement Unit shall be allocated 1% to General Partner and 99% to Affiliated Partner.

         5.3. Allocations for Tax Purposes (a) Except as otherwise provided herein, for federal income tax purposes, each item of Partnership income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of Partnership "book" income, gain, loss or deduction is allocated pursuant to Section 5.2.

         (b) Any gain allocated to the Partners upon the sale or other taxable disposition of any Property shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.3, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (c) All items of income, gain, loss, deduction and credit recognized by Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.


SECTION 6.       DISTRIBUTIONS.

         6.1. Distributions of Cash. (a) Initial Cash held by the Partnership after the Commencement Date may be distributed to General Partner and Affiliated Partner, if not otherwise required to be paid by Partnership or distributed in accordance with this Section 6, but not in excess of 99% of the Capital Account of General Partner and Affiliated Partner, respectively, at the time of such distribution.

         (b) On each Distribution Date occurring during the Transaction Term prior to the commencement of the dissolution and liquidation of Partnership, Available Cash shall be distributed as follows:

                 (i) First, 100% to Nonaffiliated Partner in an amount equal to the Priority Distribution to be distributed on such Distribution Date;

                 (ii) Second, 1% to General Partner and (ii) 99% to Affiliated Partner until an amount of cash equal to $20,000,000 has been distributed with respect to each Partnership fiscal year pursuant to this Section 6.1(b)(ii), beginning June 30, 1997; and

                 (iii) Thereafter, 1% to Nonaffiliated Partner, 1% to General Partner, and 98% to Affiliated Partner.

Priority Distributions shall be subject to reduction in the manner provided in
Schedule I.

         (c) On the date specified in this Section 6.1(c), Supplemental Priority Distributions of Available Cash shall be made 100% to Nonaffiliated Partner in an amount equal to the

Supplemental Priority Distribution, if any, that is distributable on such date. "Supplemental Priority Distribution" means, without duplication, the following amounts: (i) with respect to any Event of Loss as to which General Partner has made a Nonreplacement Election pursuant to Section 7.2(c), an amount, with respect to each Unit subject to such Nonreplacement Election, equal to the Disposition Value thereof determined as of such date and (ii) with respect to any Reduction Election made by General Partner pursuant to Section 7.2(e), the sum of (A) an amount, with respect to each Unit subject to such Reduction Election, equal to the greater of the Disposition Value thereof determined as of such date or the Fair Market Value thereof, determined as of such date, plus
(B) any Premium due in accordance with the Indenture and (iii) with respect to any Expenses of the kind described in clause (v) of the definition of Expenses set forth in Section 4.4(b), the amount of such Expenses. The amount of the Supplemental Priority Distribution distributable pursuant to Section 6.1(c)(i) shall be reduced by the amount, if any, of insurance proceeds and other similar amounts with respect to such Event of Loss received by Indenture Trustee, which shall be deemed to be distributed to and for the benefit of Nonaffiliated Partner in connection with such Event of Loss, and the amount of the Supplemental Priority Distribution distributable pursuant to Section 6.1(c)(ii)(A) shall be reduced by the amount, if any, of sales proceeds and other similar amounts with respect to such Reduction Election received by Indenture Trustee, which shall be deemed to be distributed to and for the benefit of Nonaffiliated Partner in connection with such Reduction Election. Supplemental Priority Distributions shall be made (x) in the case of an Event of Loss as to which General Partner has made a Nonreplacement Election pursuant to Section 7.2(e), on or prior to the date specified for such distribution pursuant to Section 5.12 of the Participation Agreement, (y) in the case of a Reduction Election, on or prior to the effective date for such Reduction Election and (z) in the case of any Expenses distributable pursuant to Section 6.1(c)(iii), the date of the actual distribution relating to or giving rise to such Expenses.

         (d) During the existence of any BJ Event of Default, upon the election by Nonaffiliated Partner to receive a distribution in the amount specified in this Section 6.1(d) (a "Special Distribution"), a distribution shall be made to Nonaffiliated Partner on the date specified in the notice of election (which date shall be not earlier than 10 days after the date of such notice (the "Special Distribution Date")), at its election of either (A) an amount equal to the sum of (1) the Disposition Values of all Units determined either (x) if such Special Distribution Date is a Distribution Date, as of such Distribution Date or (y) otherwise, as of the immediately preceding Distribution Date, plus (2) to the extent not theretofore distributed, Priority Distributions distributable pursuant to Section 6.1(b)(i) on or before such Distribution Date, plus (3) applicable Expenses, if any, or (B) a distribution in kind of all of the Units (excluding any Severable Modifications that are Optional Modifications).

         (e) As used in this Section 6.1, "Available Cash" means all cash and cash equivalents of the Partnership on hand at the end of such Distribution Period, less the amount of any cash reserves established by General Partner and necessary (i) to provide for the proper conduct of the business of the Partnership (including reserves for capital expenditures) subsequent to such Distribution Period, (ii) to comply with applicable law or the Basic Documents, and (iii) to provide funds for any Supplemental Priority Distributions and Special Distributions reasonably expected by General Partner to become distributable prior to the next succeeding Distribution Date.

         (f) Each distribution of cash to Nonaffiliated Partner pursuant to this Section 6.1 shall be made by Partnership on behalf of Nonaffiliated Partner directly to Indenture Trustee in accordance with the Indenture (or, if the Lien of the Indenture has been discharged, directly to Nonaffiliated Partner Trustee). Each such distribution shall be made no later than 11:00 a.m. New York City time on the applicable date for such distribution by the transfer of funds consisting of lawful currency of the United States of America to, so long as the Lien of the Indenture exists, Indenture Trustee at the times and in the funds of the type specified in this Section 6.1 at the office of Indenture Trustee at Boston, Massachusetts (ABA No. 011000028, Account No. 99003147, for further credit to BJ Services HT5660), or at such other location in the United States of America as Indenture Trustee may otherwise direct.

         6.2. Distributions in Kind. If Nonaffiliated Partner has elected pursuant to Section 7.5(e) to receive a distribution in kind of a Unit that is subject to a Reduction Election, General Partner shall cause any Unit with respect to which Nonaffiliated Partner has made such election to be distributed to Nonaffiliated Partner, provided, that (a) all amounts due and owing have been paid under the Indenture with respect to such Reduction Election, (b) no Supplemental Priority Distribution shall be distributable pursuant to Section 6.1(c)(ii)(A) with respect to such Reduction Election and (c) any such distribution in kind is reported on the federal income tax return of the Partnership in a manner that does not require the disclosures required in Treasury Regulation Section 1.707-3(c)(2).


SECTION 7.       MANAGEMENT AND OPERATION OF BUSINESS.

         7.1.    Management.  Except as otherwise provided in Sections 7.4 and
7.5 or as otherwise limited by this Partnership Agreement, the overall management and control of the business and affairs of Partnership shall be exclusively vested in General Partner, and the Limited Partners shall have no right of control or management power over the business and affairs of Partnership. General Partner shall in its capacity as the general partner of Partnership conduct the business and affairs of Partnership, including the execution, delivery and performance of Partnership contracts. Each decision of General Partner within the scope of its authority as provided in this Section Seven shall bind Partnership and each Partner.

         7.2. Operations. (a) Except as otherwise provided in or limited by this Partnership Agreement, General Partner shall be responsible for day-to-day operations of Partnership and shall make all decisions and do all things necessary or appropriate in the conduct thereof without the need for the consent of the other Partners.

         (b) In furtherance of its responsibilities and except as otherwise provided in or limited by this Partnership Agreement (including Section 7.4), General Partner shall have full power and authority to exercise solely for the benefit and on behalf of Partnership the following powers:

                 (i) holding Property and acting for Partnership in respect of such Property with all Government Authorities and other third parties;

                 (ii) disposing of any part of the Property, any interest therein, or any interest payable therefrom for such consideration and on such terms as General Partner determines to be in the best interests of Partnership, in each case, in accordance with the terms of the Basic Documents to which Partnership is a party;

                 (iii) bringing, defending, paying, collecting, settling, or arbitrating lawsuits by or against Partnership, any Property, or a Partner in the name of and on behalf of Partnership;

                 (iv) executing, delivering and performing its obligations as General Partner and on behalf of the Partnership under the Basic Documents to which Partnership is a party;

                 (v) surrendering or abandoning any Property, with or without consideration therefor, in each case, in accordance with the terms of the Basic Documents to which Partnership is a party; and

                 (vi) taking any other action that is necessary or appropriate for the fulfillment of its responsibilities as General Partner and not inconsistent with the terms of the Basic Documents.

         (c) Following an Event of Loss with respect to a Unit or Units, subject to the provisions of this Section 7.2(c) and so long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect (i) to replace or cause the replacement of such Unit or Units or (ii) to make a Supplemental Priority Distribution with respect to such Unit or Units in the amount provided in
Section 6.1(c)(i) and (iii) (a "Nonreplacement Election"), in each case, in accordance with Section 5.12 of the Participation Agreement. If a BJ Default or BJ Event of Default exists or if General Partner fails, within 30 days following such Event of Loss, to comply in full with the provisions of Sections 5.12(i) of the Participation Agreement, then General Partner shall be deemed to have made a Nonreplacement Election.

         (d) Subject to the provisions of this Section 7.2(d) and so long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect to substitute or cause the substitution of a Unit or Units for Replacement Units (a "Substitution Election"), provided that any such Substitution Election shall not be effective with respect to any such Unit or Units unless and until General Partner complies in full with the provisions of Section 5.11 of the Participation Agreement.

         (e) Subject to the provisions of this Section 7.2(e) and the last sentence of Section 8.4 and so long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect to distribute or otherwise dispose of a Unit or Units constituting 10% or more of Equipment Value (as of the Commencement Date) (a "Reduction Election"), provided that (i) Partnership makes a Supplemental Priority Distribution with respect to such Unit or Units in the amount provided in Section 6.1(c)(ii) and (iii) and (ii) any such Reduction Election shall not be effective with respect to any such Unit or Units unless and until General Partner complies in full with the provisions of Sections 5.16, 5.17 and 5.18 of the Participation Agreement.

         7.3. Finance. Except as otherwise provided in or limited by this Partnership Agreement, General Partner shall have all powers and authority necessary to administer and manage the finances of Partnership (other than those functions specifically delegated to the Tax Matters Partner, if different than General Partner), including, without limitation, the authority to establish, maintain and close Partnership bank accounts and to manage the cash of Partnership in accordance with the cash management practices used by General Partner and its Affiliates in the ordinary course of their other businesses, including, without limitation, providing loans and advances to General Partner in amounts not then required by Partnership to make Priority Distributions, Supplemental Priority Distributions or Special Distributions.

         7.4. Unanimous Consent of Partners. Notwithstanding any other provision of this Partnership Agreement, other than the provisions of Section 7.5(d), which shall govern after the occurrence and during the continuance of a BJ Default or BJ Event of Default, and other than Section 7.5(c), a matter within the scope of the following actions shall require the unanimous consent of all Partners (a "Unanimous Consent"). Except in compliance with the previous sentence, neither General Partner nor any other Partner shall take any act, expend any sum, make any decision or incur any obligation on Partnership's behalf with respect to any of the matters set forth in this Section 7.4:

         (a) any amendment, waiver or modification of or consent under the Services Agreement (with respect to the provisions listed in Section 11.2 thereof), the O&M Agreement or any of the other Basic Documents to which Partnership is a party;

         (b) subject to Section 7.5(c), the exercise of any right or remedy, the performance of any act or provision of any notice under the Services Agreement, the O&M Agreement or any other Basic Document to which the Partnership is a party;

         (c) any sale or other disposition of all or substantially all of the Units or Property;

         (d)     any incurrence of any debt of Partnership for borrowed money;

         (e) any grant of any lien on the Units or any other Property, other than Permitted Liens; or

         (f) any consent to assignment of the Services Agreement by Service Taker or Partnership, or consent to assignment of the O&M Agreement by Operator or Partnership, except that if no BJ Default or BJ Event of Default exists, Service Taker or Operator, as the case may be, may assign its rights under the Services Agreement and the O&M Agreement, respectively, to any U.S. subsidiary of Guarantor, so long as (i) Service Taker or Operator, as the case may be, remains primarily liable under the Services Agreement or the O&M Agreement, as the case may be, (ii) the Guaranty remains in full force and effect and (iii) such assignment otherwise complies with the provisions of Sections 9.1 and 9.2 of the Services Agreement or Sections 19.2 and 19.3 of the O&M Agreement, as the case may be.

         7.5. Rights of Nonaffiliated Partner. (a) Nonaffiliated Partner shall have access to the Units at all reasonable times at its sole risk, to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including the Books and Records relating thereto.

         (b) If none of the ET Right, the FT Right or the RT Right is exercised, Nonaffiliated Partner, to the exclusion of all other Partners, will have the right, but not the obligation, within 30 days after the termination of the Transaction Term, to cause the dissolution of Partnership.

         (c) At all times, Nonaffiliated Partner shall have the right, to the exclusion of the other Partners, to declare and/or provide notice of a default or an event of default under the O&M Agreement, the Services Agreement and/or any other Basic Document to which Partnership is a party.

         (d) Notwithstanding any other provision of this Partnership Agreement, upon the occurrence and during the continuance of a BJ Default or BJ Event of Default (which, for the purposes of this Section 7.5(c), shall be deemed to create an actual or potential conflict of interest as to General Partner and Affiliated Partner), Nonaffiliated Partner shall have the sole vote and right, to the exclusion of all other Partners, pursuant to Section 17-303(b) of the Delaware Act, to take or to cause to be taken, on behalf of Partnership, any and all of the acts and to make any and all of the determinations stated in this Section 7.5(c):

         (i) the exercise of any option or right stated in, or the approval, execution and delivery of any renewal, extension, amendment, waiver or modification of or consent under, the Services Agreement, the O&M Agreement and/or any of the other Basic Documents to which the Partnership is a party;

         (ii) any consent to assignment of the Services Agreement by Service Taker or Partnership, or consent to assignment of the O&M Agreement by Operator or Partnership;

         (iii) any exercise of the right of Partnership to require the surrender of the Units under the O&M Agreement;

         (iv) any assertion of Partnership's rights against manufacturers or sellers of the Units and the prosecution thereof for the benefit of the Partnership;

         (v) any exercise of the right of Partnership to enforce, declare a default under, terminate or exercise the remedies stated in or available under the Services Agreement, the O&M Agreement and/or any of the other Basic Documents to which Partnership is a party;

         (vi) any sale, exchange, lease, mortgage, assignment, pledge or other transfer of, or the grant of a security interest in, one or more Units or the Property; and

         (vii) any incurrence, renewal, refinancing or payment or other discharge of indebtedness by Partnership.

         (e) In the event that General Partner makes a Reduction Election pursuant to Section 7.2(e), Nonaffiliated Partner shall have the right, but not the obligation, to elect pursuant to Section 5.17(b) of the Participation Agreement, to receive a distribution in kind of each Unit subject to such Reduction Election.

         (f) In no event shall Nonaffiliated Partner be deemed a general partner or become liable for any liabilities of the Partnership by reason of having or having exercised the rights stated in Section 7.4 and this Section 7.5.

         7.6. Delegation of Authority. Each Partner shall have the right to delegate or assign any of its powers or obligations hereunder to any of its duly authorized officers and employees and any duly appointed agents (which may include any other Partner). Each such officer, employee and agent shall, to the extent provided by the appointing Partner, have the full power and authority to perform every act which is permitted or required to be taken by the appointing Partner under this Partnership Agreement. General Partner may exercise its powers under this Partnership Agreement on behalf of Partnership either in the name of Partnership or in its own name, as determined by General Partner in its sole discretion. General Partner reserves the right to act on behalf of Partnership without disclosing its capacity as General Partner of Partnership.

         7.7. Dealings with Partners and Affiliates. Except as otherwise provided in this Partnership Agreement, the fact that any Person (a) engaged by Partnership to render or perform a service for Partnership, (b) from which Partnership may buy merchandise or property of any kind or character or (c) with which Partnership may otherwise deal is a Partner or an Affiliate of a Partner shall not prohibit Partnership from dealing with the same; provided, however, that the price and terms for such service, merchandise or other property shall be commercially reasonable and substantially the same as those to which unaffiliated Persons would agree.

         7.8. Liability of Limited Partner. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of Partnership (except to the extent of such Limited Partner's Capital Contributions made or required under Section 4), or for the debts or liabilities of any other Partner. No Limited Partner shall be required to provide any loans to Partnership.


SECTION 8.       ACCOUNTING AND TAX MATTERS.

         8.1. Accrual Basis. General Partner shall maintain the books and records of Partnership, which shall be maintained for federal income tax purposes in accordance with the accrual method of accounting and for financial reporting purposes on the accrual basis in accordance with GAAP. Any Partner may request an inspection of the facilities and records of Partnership, provided that any such inspections shall occur during normal business hours and that costs of any such inspections shall be paid by the inspecting Partner.

         8.2. Fiscal Year. The fiscal year of Partnership shall be the calendar year.

         8.3. Reports and Certificates. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of Partnership, General Partner shall cause to be mailed to each Partner an annual report containing financial statements of Partnership for such fiscal year of Partnership, presented in accordance with GAAP, including a balance sheet and statements of operations, Partners' equity and Partners' Capital Accounts.

         (b) As soon as practicable, but in no event later than 45 days after the end of each quarter, General Partner shall cause to be mailed to each Partner a report containing unaudited statements of operations and a balance sheet of Partnership, and such other information as may be required by applicable law, regulation or rule.

         (c) General Partner shall cause to be mailed to Nonaffiliated Partner the Officer's Certificates and opinions of counsel required pursuant to the Participation Agreement.

         8.4. Preparation of Tax Returns. General Partner shall arrange for and hereby initially delegates to the Tax Matters Partner the responsibility to arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions and other items required of Partnership for federal, state and local income tax purposes. The General Partner shall also use all reasonable efforts to furnish, on or before the June 1 following the close of each taxable year of Partnership, the tax information reasonably required by each Partner for federal, state and local income tax reporting purposes and to cooperate with each Partner to reconcile any inconsistencies. The classification, realization and recognition of Partnership income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of Partnership shall be the calendar year. General Partner shall treat the distributions described in Section 6.1(a) and 6.2, if any, on its federal income tax returns in a manner that does not require the disclosure required in Treasury Regulation Sections 1.707-3(c)(2).

         8.5. Tax Elections. Except as otherwise provided herein, the Tax Matters Partner, upon Notice to and consent by the other Partners, shall make any available election pursuant to the Code; provided, however, that the Tax Matters Partner shall make the election on behalf of Partnership under Section 754 of the Code in accordance with applicable regulations thereunder. The Tax Matters Partner, upon Notice to and consent by the other Partners, shall seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Tax Matters Partner's determination that such revocation is in the best interests of the Partners.

         8.6. Tax Controversies. (a) General Partner shall have the authority to designate the Tax Matters Partner (as defined in Section 6231 of the Code). General Partner is initially designated the Tax Matters Partner. The Tax Matters Partner shall have the authority to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to Partnership's federal, state, local or foreign tax returns, and to the extent provided in Sections 6221 through 6231 of the Code, to represent Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting Partnership and the Partners in their capacities as partners of Partnership, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of Partnership and the Partners; provided that, to the extent any such extension, agreement, election or document might have a material effect on any Partner, such Partner must consent in writing to such extension, agreement, election or document and the Tax Matters Partner must reasonably consult with such Partner in any discussions or negotiations with the relevant taxing authority associated with such agreement or document. Each Partner agrees to cooperate with General Partner and the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by General Partner and the Tax Matters Partner and to conduct such proceedings. Notwithstanding the foregoing, the Tax Matters Partner shall not be permitted to control any contest (including at the audit level) relating to any item which could result in a payment under the Tax Indemnity Agreement unless such Tax Matters Partner has provided to each Beneficiary a written statement acknowledging that none of the events described in Section 6 of the Tax Indemnity Agreement is relevant to such contest.

         (b) The Tax Matters Partner shall keep each Partner informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish each Partner who so requests in writing a copy of each notice or other communication related to Partnership's taxes received by the Tax Matters Partner in its capacity as Tax Matters Partner. If any Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, prior to the filing of such notice, provide Notice to the Tax Matters Partner of such intent and the manner in which the Partner's intended treatment of Partnership item is (or may be) inconsistent with the treatment of that item by Partnership.

         8.7. Organizational Expenses. Partnership shall elect to deduct expenses, if any, incurred by it in organizing Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         8.8. Requests for Administrative Adjustment. No Partner shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Partnership items for any Partnership Taxable Period without first notifying all other Partners. If all other Partners agree with the requested adjustment, the Tax Matters Partner shall file the request for the administrative adjustment on behalf of Partnership. If unanimous consent is not obtained from all Partners within 30 days from such Notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.


SECTION 9.       RIGHTS TO PURCHASE THE PARTNERSHIP INTEREST OF
                 NONAFFILIATED PARTNER.

         9.1. ET Right. On the ET Date, so long as no BJ Default or BJ Event of Default exists, upon irrevocable written notice given not less than 120 days before the ET Date, General Partner or its designee will have the exclusive right to purchase all, but not less than all, of the Partnership Interest of Nonaffiliated Partner (the "ET Right") by paying the ET Price, so long as the Lien of the Indenture exists, directly to Indenture Trustee on behalf of Nonaffiliated Partner in the manner set forth in Section 6.1(f) and thereafter to Nonaffiliated Partner.

         9.2. FT Right. If the ET Right is not exercised, so long as no BJ Default or BJ Event of Default exists, upon irrevocable written notice given not less than 120 days before the end of the Base Term, General Partner or its designee will have the exclusive right (the "FT Right") at the end of the Base Term to purchase all, but not less than all, of the Partnership Interest of Nonaffiliated Partner by paying the FT Price.

         9.3. RT Right. If neither the ET Right nor the FT Right is exercised and no BJ Default or BJ Event of Default exists, and if the Renewal Term is in effect as specified in Section 12.3 of the Services Agreement, General Partner or its designee will have the exclusive right (the "RT Right") at the end of the Renewal Term, upon irrevocable written notice given not less than 120 days before the end of the Renewal Term, to purchase all, but not less than all, of the Partnership Interest of Nonaffiliated Partner by paying the RT Price.

         9.4. Purchase and Closing Procedures. The closing of any purchase of the Partnership Interest of Nonaffiliated Partner in accordance with this
Section 9 shall take place on the ET Date in the case of the ET Right, on the FT Date in the case of the FT Right and on the RT Date in the case of the RT Right. General Partner agrees that, without limiting Section 2.6(b) of the Participation Agreement, it will reimburse Nonaffiliated Partner, Nonaffiliated Partner Trustee, Indenture Trustee and each Participant for all out-of-pocket costs and expenses (including, without limitation, reasonable legal fees (including internal counsel fees) and expenses) incurred by any such Person in connection with any such exercise and purchase. On the ET Date, the FT Date or the RT Date, as the case may be, subject to receipt by Indenture Trustee (or, if the Lien of the Indenture has been discharged, Nonaffiliated Partner Trustee) of all amounts owing to Indenture Trustee or distributable to Nonaffiliated Partner pursuant to Sections 9.1, 9.2 and 9.3 and to the following sentence (except any such amounts representing future distributions and obligations), Nonaffiliated Partner shall, without recourse or warranty (except as to the absence of any Liens attributable to Nonaffiliated Partner), sell and transfer all of its Partnership Interest to General Partner or its designee, and no Priority Distributions shall be distributable in relation to such Partnership Interest with respect to time periods occurring after the ET Date, the FT Date or the RT Date, as the case may be. Simultaneously with the payment of the ET Price, the FT Price or the RT Price, as the case may be, distributions shall be made by Partnership on behalf of Nonaffiliated Partner directly to Indenture Trustee in the manner set forth in Section 6.1(f) (or if the Lien of the Indenture has been discharged, Nonaffiliated Partner Trustee) in an amount equal to (i) all Priority Distributions attributable to time periods occurring prior to and including the ET Date, the FT Date or the RT Date, as the case may be, plus
(ii) with respect to any exercise of the ET Right, Supplemental Priority Distributions equal to any applicable Expenses.


SECTION 10.      TRANSFER OF THE PARTNERSHIP INTEREST; CERTIFICATES.

         10.1    Permitted Transfers.  (a) Except as expressly permitted in
Section 10.1(b) with respect to certain Transfers by a Partner, no Partner shall Transfer all or any part of its Partnership Interest without the unanimous written consent of the other Partners, and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Each of the Partners hereby agrees that, without the unanimous written consent of all of the Partners, it shall not otherwise assign or convey its rights under the Partnership Agreement except as expressly permitted by and subject to the provisions of the Basic Documents.

         (b) Notwithstanding the provisions of Section 10.1(a), but subject to the provisions of Sections 10.4 and 10.5, General Partner or Affiliated Partner from time to time may, without the consent of the other Partners, transfer all but not less than all of its Partnership Interest to any U.S. subsidiary of Guarantor, provided that no BJ Default or BJ Event of Default exists and the Guaranty remains in full force and effect.

         (c) Notwithstanding the provisions of Section 10.1(a), but subject to the provisions of Sections 10.4 and 10.5, Nonaffiliated Partner from time to time may, without the consent of the other Partners, (i) transfer all but not less than all of its Partnership Interest to any successor trustee under the Basic Documents and (ii) make an assignment to Indenture Trustee in accordance with the Indenture.

         10.2. Rights Transferred. Any Transfer shall entitle the Partner Transferee to receive, to the extent assigned, allocations of income or loss and distributions of Property that would otherwise have been allocated or distributed to the Transferor Partner, but shall not entitle the Partner Transferee to become a substituted general partner or limited partner of Partnership, as the case may be, or further to assign its Partnership Interest (other than back to the Transferor

Partner or to another Partner Transferee in accordance with and subject to the provisions of this Partnership Agreement) without the unanimous written consent of the Partners. Absent such consent of the Partners, the Transferor Partner will be allowed to act at the direction of the Partner Transferee in exercising all residual rights and powers attendant to the ownership of the transferred the Partnership Interest, to the extent that any such arrangement is agreed to by such Transferor Partner.

         10.3. No Release from Obligations. Unless otherwise agreed to by the unanimous written consent of the Partners, no transfer of a Partner's Partnership Interest or any portion thereof shall release such Partner from liability for its obligations under this Partnership Agreement.

         10.4. Agreements with Partner Transferees. Notwithstanding any provision to the contrary, no transfer of a Partnership Interest shall be made or entitle such Partner Transferee to any benefits or rights hereunder until the following conditions are satisfied:

         (a) The proposed Partner Transferee delivers to the other Partners an agreement in writing to assume and be bound by all the obligations of the Transferor Partner and to be subject to all the restrictions to which the Transferor Partner is subject under the terms of this Partnership Agreement or under any further agreement with respect to Partnership or which then requires that the Transferor Partner be or become a party; and

         (b) The Partner Transferee delivers to the other Partners a legal opinion rendered by legal counsel, acceptable to the other Partners, that such Transfer will not jeopardize the status of Partnership as a partnership for federal income tax purposes, violate, or cause Partnership to violate, any applicable law or governmental rule or regulation, including any applicable federal or state securities law, or cause Partnership to be subject to any reporting requirements of any applicable federal or state securities laws. In the event that a Partner's Partnership Interest is transferred by operation of law, and the Partner Transferee fails to comply with the provisions of this
Section 10.4 within 30 days of the date such transfer is consummated, such failure shall entitle the other Partners to treat such failure as an Event of Dissolution under this Partnership Agreement.

         10.5. Allocations Between Transferor Partner and Partner Transferee. All items of Partnership income, gain, loss and deduction attributable to any Partnership Interest subject to a Transfer, and any distributions made with respect thereto, shall be allocated between the Transferor Partner and the Partner Transferee in proportion to the number of days in the Taxable Period before and after the transfer unless such a method is not authorized under the Code in which case the allocation shall be in accordance with any reasonable method applied by General Partner which complies with Section 706 of the Code.

         10.6. Certificates. Upon Partnership's issuance of a Partnership Interest to any Partner, at the request of any such Partner, Partnership shall issue one or more Certificates in the name of such Partner evidencing the Partnership Interest being so issued. Certificates shall be executed on behalf of Partnership by an officer of the General Partner on behalf of the Partnership.

         10.7. Consent to Lien of the Indenture; Exercise of Remedies. (a) Each of the Partners hereby confirms that concurrently with the execution and delivery of this Partnership Agreement, Partnership, Nonaffiliated Partner and Indenture Trustee have executed and delivered the Indenture. Pursuant to the Indenture, Partnership assigns to Indenture Trustee, as collateral security, and grants to Indenture Trustee a security interest in and to, the Units (among other things), and Nonaffiliated Partner assigns to Indenture Trustee, as collateral security, and grants to Indenture Trustee a security interest in and to Nonaffiliated Partner's Partnership Interest and its right, title and interest under this Partnership Agreement, including, without limitation, certain rights Nonaffiliated Partner may exercise or cause to be exercised in accordance with this Partnership Agreement and the right to receive Priority Distributions, Supplemental Priority Distributions and Special Distributions (among other things), to which assignment pursuant to the Indenture each of the Partners hereby consents. In the event that Indenture Trustee or its designee acquires the Partnership Interest of Nonaffiliated Partner or Indenture Trustee forecloses on and sells or otherwise disposes of the Partnership Interest of Nonaffiliated Partner, the Partners hereby agree that (i) none of the restrictions on transfer of a Partnership Interest set forth in this Section 10 shall apply to such subsequent holder of the Partnership Interest of Nonaffiliated Partner and (ii) such subsequent holder of Nonaffiliated Partner's Partnership Interest, upon the request of such holder, shall be, without any further consent or approval by any Partner, admitted to the Partnership as a limited partner and shall be entitled to exercise all the rights of a limited partner under this Partnership Agreement.

         (b) Until General Partner receives written Notice from Indenture Trustee that the Lien of the Indenture is discharged in accordance with the terms thereof (i) no amendment or modification of, or waiver by or consent of Nonaffiliated Partner in respect of, any of the provisions of this Partnership Agreement, the O&M Agreement, the Services Agreement or any of the other Basic Documents to which Partnership is a party shall be effective unless Indenture Trustee joins in such amendment, modification, waiver or consent or gives its prior written consent thereto, (ii) except as otherwise expressly provided in the Indenture, Indenture Trustee shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Partnership or Nonaffiliated Partner for the use of and benefit of Indenture Trustee) which by the terms of this Partnership Agreement or by applicable law are permitted or provided to be exercised by the Partnership or Nonaffiliated Partner and
(iii) Indenture Trustee shall be provided with all notices, reports and documents required to be provided to Nonaffiliated Partner hereunder (except for the tax return of Nonaffiliated Partner).

SECTION 11.      DISSOLUTION.

         11.1. Events of Dissolution. Partnership shall not be dissolved by the admission of a Person to Partnership as a Partner or by the withdrawal of a Partner. Except as expressly provided in Section 7.5(b) and in this Section 11.1, no Partner shall have the right to dissolve Partnership by its express will. Partnership shall be dissolved upon the first to occur of any of the following events:

                 (a) a BJ Event of Default occurs and is continuing and Nonaffiliated Partner elects to dissolve Partnership;

                 (b) Nonaffiliated Partner elects to dissolve Partnership in accordance with Section 7.5(b);

                 (c)      the Partners unanimously agree to dissolve
         Partnership;

                 (d) any event occurs and is continuing that makes it unlawful for Partnership's business to be continued and Nonaffiliated Partner elects to dissolve Partnership; or

                 (e)      Partnership's term expires on the date provided in
         Section 2.4.

To the extent permitted under the Delaware Act, the business of Partnership may be continued by the written consent of all the Partners within 90 days following the occurrence of any event set forth in this Section 11.1.

         11.2. Covenant Not to Cause Dissolution of Partnership. Each Partner covenants and agrees that it will not cause a dissolution of the Partnership, directly, or indirectly, by (i) taking, or failing to take, any action that would result in the dissolution or Bankruptcy of such Partner or which would permit a trustee or receiver to acquire control of a Partner's affairs or (ii) breaching any provision of this Partnership Agreement.

         11.3. Winding-Up; Liquidator. (a) Upon dissolution of Partnership, Partnership shall immediately commence to wind up its affairs and a Liquidator approved by Nonaffiliated Partner shall promptly proceed to liquidate the business of Partnership.

         (b) The Liquidator shall have and may exercise, without further authorization or consent of any of the Partners, all of the powers conferred upon the Partners (including, without limitation, General Partner) under the terms of this Partnership Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of Partnership as provided for herein. The Liquidator, if other than General Partner, shall be entitled to receive such compensation for its services as may be approved by Nonaffiliated Partner. Each Partner hereby waives any claim it may acquire against the Liquidator which may arise out of the management by the Liquidator of Partnership in such circumstances, so long as such Liquidator acts in good faith.

         11.4. Liquidation. The Liquidator shall liquidate the Property and apply and distribute the proceeds from such liquidation in the following order of priority:

                 (a) first, in payment of debts and obligations of Partnership owed to its creditors (including debts and obligations of Partnership owed to Partners and their Affiliates), in the order of priority provided by law;

                 (b) second, to the creation of a reserve of cash or other Property for contingent liabilities in amount, if any, determined by the Liquidator to be appropriate for such purposes; and

                 (c) third, to the Partners in proportion to and to the extent of the positive balances in their respective Capital Accounts, after taking into account all Capital Account adjustments provided for in this Partnership Agreement.

         11.5.   Distributions in Kind.  Notwithstanding the provisions of
Section 11.4 which require the Liquidator to liquidate the Property, the Liquidator will, at the request of the Nonaffiliated Partner, distribute to the Partners, in lieu of cash, non-cash Property. Any such distributions in kind shall be subject to any debts or obligations which are secured by such Property and any agreements governing the operation of such Property at such time. The Liquidator shall determine the fair market value of any Property distributed in kind using such reasonable method of valuation as it may adopt.

         11.6. Borrowings. If Partnership has insufficient cash to make the payments and distributions required by Sections 11.4, the Liquidator may, at the request of Nonaffiliated Partner, in lieu of liquidating certain of the non-cash Property, cause Partnership to borrow money with recourse solely to the non-cash Property to be distributed in kind pursuant to Section 11.5.

         11.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed the Liquidator for the orderly winding-up of the business and affairs of Partnership and the liquidation of the Property pursuant to Section 11.4 to the extent necessary to minimize any losses otherwise attendant upon such winding-up.


SECTION 12.      ACTIVITIES OF PARTNERS.

         12.1. Right to Engage in Independent Conduct. Each of the Partners and each of their Affiliates reserves and retains the right to engage, directly or indirectly, in all businesses and activities of any kind whatsoever (irrespective of whether the same may be in competition with the business activities of Partnership) and to acquire and own all assets, however acquired and wherever situated, and to receive compensation or profit therefrom, for their own respective accounts and without in any manner being obligated to disclose such businesses, activities, assets, compensation or profit to the other Partners or to Partnership. Neither Partnership nor any Partner shall have any rights in or to any businesses, opportunities, activities, assets, compensation or profits of any other Partner or any Affiliate thereof, and as a material part of the consideration for the execution of this Partnership Agreement, each Partner hereby waives, relinquishes and renounces any such rights or claims of participation. No Partner shall be required to submit any investment or business opportunities to Partnership for purposes of possible acquisition by Partnership or otherwise. General Partner shall be required to devote only such time to the affairs of Partnership as may be necessary or appropriate to manage and operate Partnership.

         12.2.   Matters Concerning General Partner.  (a)   General Partner
hereby covenants and agrees to take all necessary or appropriate actions to cause the distributions to Nonaffiliated Partner to be made in accordance with and pursuant to the provisions of Section 6.

         (b) General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, including, without limitation, Nonaffiliated Partner Trustee and the Indenture Trustee.

         (c) Any standard of care and duty imposed by the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit General Partner to act under this Partnership Agreement or any other agreement contemplated by this Partnership Agreement and to make any decision pursuant to the authority prescribed in this Partnership Agreement, so long as such action is reasonably believed by General Partner to be in, or not inconsistent with, the best interests of Partnership.

SECTION 13.      GENERAL PROVISIONS.

         13.1. Complete Agreement; Amendment. This Partnership Agreement, together with the Exhibits, Schedules and Appendices hereto, constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. Each Limited Partner hereby agrees that the General Partner, with notice to but without approval of any Limited Partner, may execute, deliver, file and record any documents that may be required in connection with this Partnership Agreement: (i) if necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; or (ii) if necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency, judicial authority or other Government Authority or contained in any federal or state statute (including the Delaware Act). Notwithstanding the foregoing, this Partnership Agreement may not be amended, altered or modified except by a writing signed by all of the Partners.

         13.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing, and any such notice shall become effective when received (and notices given pursuant to clause (b) of the immediately following sentence shall be deemed received three days after being deposited in the mail). Any written notice shall be by (a) personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) United States mail, certified, postage prepaid, return receipt requested or (c) facsimile transmission, in each case, effective upon receipt (or, in the case of clause
(c), as evidenced by the receipt of electronic confirmation of the addressee's receipt) and in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below, forwarded in the manner set forth in this Section 13.2:

                 If to General Partner:

                 BJ Services Company, U.S.A.
                 5500 Northwest Central Drive
                 Houston, Texas  77092
                 Attention:       Mr. T. M. Whichard
                 Facsimile:       (713) 895-5420
                 Telephone:       (713) 895-5847

                 If to Affiliated Partner:

                 BJ Services, L.L.C.
                 1431 South Union Avenue
                 Bakersfield, California 93307
                 Facsimile:  (805) 834-4575
                 Telephone: (800) 234-6487

                 If to Nonaffiliated Partner:

                 First Security Bank, National Association,
                     as Nonaffiliated Partner Trustee
                 79 South Main Street
                 Salt Lake City, Utah  84111
                 Attention:  Corporate Trust Department
                 Facsimile:       (801) 246-5053
                 Telephone:       (801) 246-5630

                 With copy to Indenture Trustee:

                 State Street Bank and Trust Company
                 Corporate Trust Division
                 Two International Place, 4th Floor
                 Boston, Massachusetts 02110
                 Facsimile:       (617) 664-5297
                 Telephone:       (617) 664-5666

Promptly after Partnership or General Partner receives any notice from Operator or Service Taker, General Partner will cause any such notice to be forwarded to Nonaffiliated Partner.

         13.3. Severability. If any of the provisions of this Partnership Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Partnership Agreement. Instead, this Partnership Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the Partners as expressed in this Partnership Agreement at the time of execution of this Partnership Agreement and of any amendments hereto.

         13.4. Successor and Assigns. Except as provided herein to the contrary, this Partnership Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives, permitted successors and permitted assigns.

         13.5. Governing Law. This Partnership Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Partnership Agreement to the laws of another state.

         13.6. Waiver. No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner hereunder. Failure on the part of a Partner to complain of any act or failure to act of any other Partner or to declare the other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. The giving of consent by a Partner in any one instance shall not limit or waive the necessity to obtain such Partner's consent in any future instance.

         13.7. Headings; References; Interpretation. Titles of Sections are for convenience only and neither limit nor amplify the provisions of this Partnership Agreement. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Partnership Agreement, shall refer to this Partnership Agreement as a whole and not to any particular provision of this Partnership Agreement. All references herein to Sections, Exhibits, Schedules and Appendices shall, unless the context requires a different construction, be deemed to be references to the Sections, Exhibits, Schedules and Appendices to this Partnership Agreement. All personal pronouns used in this Partnership Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         13.8. Counterparts. This Partnership Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         13.9. Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Partnership Agreement.

         13.10. Nonrecourse. The parties hereto expressly agree that no undertaking or agreement made in this Partnership Agreement on the part of any Partner was made or intended to be made as a personal or individual undertaking or agreement on the part of any partner, incorporator, stockholder, director, officer or agent (past, present or future) of such Partner, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such partner, incorporator, stockholder, director, officer or agent, all of which recourse (whether at common law, in equity, by statute or otherwise) is hereby forever waived and released.

         13.11. Waiver of Right of Partition. To the maximum extent permitted by law, each Partner waives any right to partition the Property.

         13.12. No Third Party Rights. The provisions of this Partnership Agreement are intended to bind the Partners as to each other and are not intended to and do not create rights in any other Person and no Person is or is intended to be a third party beneficiary of any of the provisions of this Partnership Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Partnership Agreement as of the day and year first above written.

                                          GENERAL PARTNER:

                                          BJ SERVICES COMPANY, U.S.A.


                                          By: /s/  T. M. Whichard
                                             ---------------------------------
                                              T. M. Whichard
                                              Treasurer


                                          ORGANIZATIONAL LIMITED PARTNER:

                                           /s/  Taylor M. Whichard, III
                                          ------------------------------------
                                          TAYLOR M. WHICHARD, III


                                          NONAFFILIATED PARTNER:

                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, but solely as Nonaffiliated
                                          Partner Trustee of BJ Services
                                          Trust No. 1997-1


                                          By: /s/  Val T. Orton
                                             ---------------------------------
                                              Val T. Orton
                                              Vice President


                                          AFFILIATED PARTNER:

                                          BJ SERVICES, L.L.C.


                                          By: /s/  T. M. Whichard
                                             ---------------------------------
                                              T. M. Whichard
                                              President

                                  SCHEDULE I

                                   OMITTED

                                SUPPLEMENT NO. 1
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                 AUGUST 7, 1997


         THIS SUPPLEMENT NO. 1 (this "Partnership Agreement Supplement") to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BJ SERVICES EQUIPMENT, L.P. (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Partnership Agreement") entered into as of August 7, 1997, is made and entered into by and among BJ Services Company, U.S.A., a Delaware corporation ("BJ USA"), as general partner, BJ SERVICES, L.L.C., a Delaware limited liability company, as Affiliated Partner, and First Security Bank, National Association, not in its individual capacity, but solely as Nonaffiliated Partner Trustee of BJ Services Trust No. 1997-1 ("Nonaffiliated Partner"). In consideration of the covenants, conditions and agreements contained herein, the parties agree that the Units subject to the Partnership Agreement, from and after the date hereof, shall include the Units described in Schedule I to this Supplement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Partnership Agreement Supplement as of the day and year first above written.

                                            GENERAL PARTNER:

                                            BJ SERVICES COMPANY, U.S.A.


                                            By: /s/  T. M. Whichard
                                               -------------------------------
                                                T. M. Whichard
                                                Treasurer


                                            NONAFFILIATED PARTNER:

                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity, but solely as
                                            Nonaffiliated Partner Trustee of BJ
                                            Services Trust No. 1997-1


                                            By: /s/  Val T. Orton
                                               -------------------------------
                                                Val T. Orton
                                                Vice President



                                            AFFILIATED PARTNER:

                                            BJ SERVICES, L.L.C.


                                            By: /s/  T. M. Whichard
                                               -------------------------------
                                                T. M. Whichard
                                                President

                                                            APPENDIX A

                                 DEFINITIONS

General Provisions

         The following terms shall have the following meanings for all purposes of the Basic Documents referred to below, unless otherwise defined in a Basic Document or the context thereof otherwise requires. Such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In case of any conflict between the provisions hereof and the provisions of the main body of any Basic Document, the provisions of the main body of such Basic Document shall control the construction of such Basic Document.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended, supplemented and otherwise modified from time to time, (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties, (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Basic Document as a whole in which such words are used and not to any particular Section, Subsection or other subdivision of such Basic Document and (iv) all references in a Basic Document to Sections, Exhibits, Schedules and Appendices refer to Sections, Exhibits, Schedules and Appendices of such Basic Document unless otherwise indicated.

Defined Terms

         "Additional Service Payments" -- as defined in Section 3.4 of the Services Agreement.

         "Additional Services" -- as defined in Section 2.1 of the Services Agreement.

         "Adjusted Capital Account" -- the Capital Account maintained for each Partner as of the end of each taxable year of Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704- 1(b)(2)(ii)(c)(or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and
(b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the Partnership Agreement to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or before) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.2(c)(i) of the Partnership Agreement). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" of any Person -- any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled" shall have a meaning correlative to the foregoing.

         "Affiliated Partner" -- as defined in the caption of the Participation Agreement.

         "After-Tax Basis" -- (i) in the case of any amount being paid to any Tax Indemnitee or Indemnified Person, an amount which, after deduction of all Taxes imposed upon such Tax Indemnitee or Indemnified Person that would not have been imposed but for the receipt or accrual of such amount (or the receipt or accrual of amounts paid by reason of a "gross-up" provision), is equal to the amount required to be paid under the applicable Basic Document and (ii) in the case of any amount being paid by any Tax Indemnitee, an amount which, after deduction of all Taxes saved by such Tax Indemnitee that would not have been saved but for the payment or accrual of the obligation to pay such amount (or the payment or accrual of the obligation to pay amounts by reason of a "gross-up" provision) is equal to the amount to be paid under the applicable Basic Document. All computations for the purposes hereof shall be based on the highest applicable tax rates in effect in the applicable jurisdiction on the date payment is made or accrued, as the case may be.

         "Agreed Value" of any Contributed Property -- the fair market value of such property or other consideration at the time of contribution as determined by General Partner using such reasonable method of valuation as it may adopt; except that if any Limited Partner disputes the fair market value of any Contributed Property as so determined by General Partner, the fair market value of such Contributed Property shall be determined by a Contributed Property Appraisal.

         "Appraisal" -- the report of Arthur Andersen containing the opinions described in Section 4.2(a) of the Participation Agreement, and otherwise in form and substance reasonably satisfactory to Beneficiaries.

         "Assigned Agreements" -- the Partnership Agreement, the Contribution Agreements and the Guaranty.

         "Attorney-in-Fact" -- as defined in Section 2.3(b) of the Partnership Agreement.

         "Available Cash" -- as defined in Section 6.1(e) of the Partnership Agreement.

         "Bank Guaranties" -- the Guaranty Agreements dated as of August 7, 1996, executed by each of BJ USA, BJ Service International, Inc., a Delaware corporation, and BJ Services Company Middle East, a Delaware corporation, each in favor of the Agents (as defined in the BJ Credit Agreement) and the Banks (as defined in the BJ Credit Agreement).

         "Bankruptcy" -- an event described in clause (g) or clause (h) of the definition of "BJ Event of Default."

         "Bankrupt Beneficiary" -- as defined in Section 8.3(e)(i)(4) of the Indenture.

         "Bankrupt BJ Entity" -- (a) Service Taker, if a Services Event of Default described in Section 6.1(d) or (e) exists, (b) Operator, if an O&M Event of Default described in Section 14.1(d) or (e) exists, (c) Partnership, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to Partnership, (d) Affiliated Partner, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to Affiliated Partner, (e) General Partner, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to General Partner, and (f) BJ USA if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to BJ USA.

         "Bankruptcy Code" -- the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. Section 101 et seq.

         "Base Services" -- as defined in Section 2.1 of the Services
Agreement.

         "Base Term" -- the period from the Commencement Date to the Base Term Expiration Date.

         "Base Term Expiration Date" -- as defined in Section 4.2(a)(iv) of the Participation Agreement.

         "Basic Documents" -- the Participation Agreement, the Contribution Agreements, the Trust Agreement, the Notes, the Partnership Agreement (including each Partnership Agreement Supplement), the O&M Agreement (including each O&M Agreement Supplement), the Services Agreement, the Guaranty, the Indenture (including each Indenture Supplement) and the Tax Indemnity Agreement.

         "Beneficial Interest" -- the interest of a Beneficiary under the Trust Agreement.

         "Beneficiaries' Agreements" -- the Basic Documents to which the Beneficiaries are or will be a party.

         "Beneficiaries' Certificate" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Beneficiary" -- each Person listed as a Beneficiary in Schedule 1 to the Participation Agreement and each Person that becomes a Beneficiary pursuant to Section 6.1 of the Participation Agreement.

         "Beneficiary Bankruptcy" -- as defined in Section 8.3(e)(i)(4) of the Indenture.

         "BJ Credit Agreement" -- the Amended and Restated Credit Agreement dated as of August 7, 1996, among BJ Services Company, BJ Services Company, U.S.A., BJ Service International, Inc., BJ Services Company Middle East, Nowsco Well Service Ltd. and the other Subsidiary Borrowers from time to time parties thereto, Bank of America National Trust and Savings Association, individually, as U.S. Agent, as Letter of Credit Issuing Bank and as Swing Loan Bank, Bank of America Canada, individually and as Canadian Agent, The Chase Manhattan Bank, individually and as Senior Co-Agent, Bank of Montreal, Royal Bank of Canada, Toronto-Dominion (Texas), Inc., Credit Lyonnais New York Branch and Wells Fargo Bank (Texas), National Association, each individually and as Co-Agent, and the other financial institutions from time to time parties thereto.

         "BJ Default" -- an event which with notice or the lapse of time or both would become a BJ Event of Default.

         "BJ Event of Default" -- any one or more of the following if continuing at the time of determination:

                 (a)      a Services Event of Default under Section 6.1(b),
         (c), (d), (e) or (f) of the Services Agreement;

                 (b)      an O&M Event of Default;

                 (c)      a Guarantor Event of Default;

                 (d) General Partner or Affiliated Partner fails to make any capital contribution under the Partnership Agreement or pay any other amount under Sections 5.12, 5.16, 5.17, 5.18 or 5.22 of the Participation Agreement or Partnership fails to make and/or General Partner fails to cause Partnership to make any Priority Distribution, Supplemental Priority Distribution or Special Distribution, in each case, within 5 Business Days after the same becomes payable or distributable;

                 (e) Partnership, General Partner, Affiliated Partner or BJ USA fails to make any payment or distribution (other than as described in clause (d) above) under any Basic Document, other than the O&M Agreement and the Services Agreement (except that any failure to pay or distribute to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due or distributable any amount constituting Excepted Property shall not constitute a BJ Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof) after the same becomes due or distributable and such failure continues unremedied for 30 days after receipt by Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, of written notice of such failure from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder;

                 (f) any representation made by Partnership, General Partner, Affiliated Partner or BJ USA in any Basic Document, other than the O&M Agreement and the Services Agreement, or in any other document or certificate furnished by Partnership, General Partner, Affiliated Partner or BJ USA (or a Responsible Officer of Partnership, General Partner, Affiliated Partner or BJ USA) pursuant to the Basic Documents, other than the O&M Agreement and the Services Agreement, was untrue or incorrect in any material respect as of the date of making thereof;

                 (g) Partnership, General Partner, Affiliated Partner or BJ USA (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consents to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) generally fails to pay, or admits in writing its inability to pay, its debts as they come due, or (iv) makes a general assignment for the benefit of creditors, or (v) takes any corporate action to authorize or in furtherance of any of the foregoing;

                 (h) an involuntary case or other proceeding is commenced against Partnership, General Partner, Affiliated Partner or BJ USA seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days;

                 (i) any events of dissolution under Section 11 of the Partnership Agreement; or

                 (j) Partnership, General Partner, Affiliated Partner or BJ USA fails to observe or perform any of its covenants or agreements (other than those described in the foregoing clauses of this definition) to be observed or performed by it under any Basic Document, other than the O&M Agreement and the Services Agreement, and the failure continues unremedied for 30 days after notice from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder to Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, specifying the failure and demanding the same to be remedied; except that, if the failure is capable of being remedied and the remedy does not involve the payment of money alone, no such failure shall constitute a BJ Event of Default so long as Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, is diligently proceeding to remedy the failure, but in no event shall the failure continue unremedied for a period in excess of the lesser of 120 days from the notice referred to above and the remaining number of days in the Transaction Term.

         "BJ Note Agreements" -- the two Note Agreements, each dated as of August 1, 1991, one being by and among Guarantor, BJ USA, BJ Service International, Inc., BJ Services Company Middle East (collectively, the "BJ Note Debtors") and Connecticut Mutual Life Insurance Company, and the other being by and between the BJ Note Debtors and Principal Mutual Life Insurance Company, collectively providing for the issuance of $30,000,000 of 9.2% Senior Notes due August 1, 1998, each as amended.

         "BJ Remedy" -- as defined in Section 8.3(a) of the Indenture.

         "BJ Services Company" -- BJ Services Company, a Delaware corporation, and the parent corporation of BJ USA.

         "BJ USA" -- as defined in the caption of the Participation Agreement.

         "BJ USA Agreements" -- the Basic Documents to which BJ USA is or will be a party.

         "BJ USA's Tax Counsel" -- Andrews and Kurth L.L.P. or such other nationally recognized law firm reasonably acceptable to Beneficiaries.

         "Books and Records" -- books and records of account in which are entered all matters relating to Partnership, including all income, expenditures, assets and liabilities thereof.

         "Business Day" -- any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in San Francisco, California, New York, New York, Houston, Texas, the city and state (if different from the foregoing) in which the principal corporate trust office of Nonaffiliated Partner Trustee is located, or, until the Lien of the Indenture is discharged, the city and state (if different from the foregoing) in which the principal corporate trust office of Indenture Trustee is located.

         "Capital Account" -- the capital account established and maintained for each Partner as provided in Section 5.1 of the Partnership Agreement.

         "Capital Contribution" -- the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to Section 4.1 or 4.2 of the Partnership Agreement.

         "Carrying Value" -- with respect to any Property, the Agreed Value of such Property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Capital Accounts. The Carrying Value of any Property shall be adjusted from time to time in accordance with Section 5.1(d) of the Partnership Agreement and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Properties, as deemed appropriate by the Partners.

         "Category A Priority Distribution" -- for each Distribution Date, a Priority Distribution in the amount set forth opposite such date under the heading "Category A" on Schedule 1 to the Partnership Agreement.

         "Category B Priority Distribution" -- for each Distribution Date, a Priority Distribution in the amount set forth opposite such date under the heading "Category B" on Schedule 1 to the Partnership Agreement.

         "Claims" -- as defined in Section 7.2(a) of the Participation
Agreement.

         "Cleanup" -- all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.

         "Closing" -- as defined in Section 2.4(a) of the Participation
Agreement.

         "Code" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

         "Commencement Date" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Commitment" -- with respect to a Beneficiary, its obligation to make an investment in Nonaffiliated Partner pursuant to Section 2.2(a) of the Participation Agreement.

         "Competitor" -- any Person who is engaged, or an Affiliate of a Person who is engaged, or any Person who has an interest in a partnership, joint venture, corporation, trust, limited liability company, association, or unincorporated organization that is engaged in providing maintenance services for oil and natural gas wells; except that in no event shall any Note Purchaser or any bank, bank holding company, savings and loan association, fraternal benefit society, pension, retirement or profit sharing trust or fund, insurance company, securities broker or securities dealer or any leasing company or other financial institution or any Affiliate of any of the foregoing, be (i) deemed a Competitor or (ii) restricted from any purchase of or holding an ownership interest in any security of a Competitor for passive investment purposes.

         "Confirmation" -- as defined in Section 2.4(c) of the Participation Agreement.

         "Consolidated Stockholders' Equity" -- the par or stated value of the stock of the Guarantor and its Subsidiaries plus paid-in capital plus retained earnings, all as shown on the consolidated balance sheet of Guarantor and its Subsidiaries prepared in accordance with GAAP.

         "Consolidated Subsidiary" -- at any time, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of Guarantor in its consolidated financial statements if such statements were prepared as of such date.

         "Contributed Property" -- each item of Property, in such form as may be permitted by the Delaware Act, contributed to Partnership.

         "Contributed Property Appraisal" -- with respect to any Contributed Property, the determination of fair market value by an appraiser selected by the Partners, or, if the Partners cannot agree upon an appraiser, then the General Partner and the Affiliated Partner shall together appoint one appraiser and the Nonaffiliated Partner shall appoint one appraiser, and such appraisers shall select a single appraiser, which appraiser shall determine the fair market value of such Contributed Property; except that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 5.1(d) of the Partnership Agreement.

         "Contribution Agreement" -- the Contribution and Conveyance Agreement dated as of August 1, 1997, and each other Contribution and Conveyance Agreement dated the date that any Replacement Unit or any other Unit becomes property of Partnership pursuant to the Partnership Agreement (and the Lien of the Indenture, if the Indenture is in effect), from BJ USA or Affiliated Partner to Partnership covering the Units delivered to Partnership before, and owned by Partnership on, the Commencement Date or such Replacement Unit or any other Unit, as the case may be, substantially in the form of Exhibit C to the Participation Agreement.

         "Co-Registrar" -- as defined in Section 2.3 of the Indenture.

         "Current Principal Amount" -- with respect to a Note as of any relevant date, the original principal amount of such Note reduced by the amount of principal paid with respect to such Note on or before such date.

         "Customers" -- as defined in Recital A of the Participation Agreement.

         "Debt" -- the indebtedness evidenced by the Notes.

         "Debt Rate" -- with respect to any Note, a rate of interest equal to 7.33% per annum (computed on the basis of a year of 360 days consisting of twelve 30-day months).

         "Default Payment Date" -- as defined in Section 5.22 of the Participation Agreement.

         "Delaware Act" -- the Delaware Revised Uniform Limited Partnership Act, 6. Del. C. 1953, Section 17-101 et seq., as amended from time to time, and any successor thereto.

         "Determination Date" -- each of the dates set forth on Schedule 5 to the Participation Agreement and during the Renewal Term, the 30th calendar day of each December and June.

         "Discount Rate" -- a per annum rate equal to the Debt Rate.

         "Disposition Value" -- for any Unit as of any Determination Date, the amount determined by multiplying the Equipment Value for such Unit by the percentage set forth in Schedule 5 to the Participation Agreement opposite the Determination Date on which such Disposition Value is being determined. Anything contained in the Trust Agreement or the Participation Agreement to the contrary notwithstanding, Disposition Value for such Unit on the date of payment thereof (both before and after any adjustment pursuant to Section 2.7 of the Participation Agreement), under any circumstances and in any event, will be an amount which will be at least sufficient to pay in full as of the date of payment thereof, the portion of the unpaid principal of the Notes which is related to such Unit, together with all unpaid interest accrued to the date on which such amount is paid in accordance with the terms thereof.

         "Distribution" -- a Priority Distribution, a Supplemental Priority Distribution or a Special Distribution.

         "Distribution Date" -- each date listed on Schedule 1 to the Partnership Agreement.

         "Distribution Period" -- the six-month period beginning on the day following a Distribution Date and ending on the next succeeding Distribution Date.

         "Environmental Claim" -- any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, government response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Substances at any location, whether or not owned or operated by Partnership, BJ USA or Operator or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" -- any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Government Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Substances or pollution or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the

Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, and the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations promulgated thereunder and all substitutions therefor.

         "Equipment Value" -- (a) for any Unit owned by Partnership on the Commencement Date, the amount for such Unit specified on the Appraisal as of the Commencement Date and as set forth on Schedule 3 to the Participation Agreement, and (b) for any Unit contributed to Partnership on any other date, the Fair Market Value of such Unit, as certified by General Partner pursuant to
Section 5.13 of the Participation Agreement or as otherwise determined in accordance with the definition of "Fair Market Value", in each case, determined as of the date of contribution.

         "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

         "ERISA Affiliate" -- any corporation or trade or business that:

                 (a) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as BJ USA; or

                 (b) is under common control (within the meaning of section 414(c) of the Code) with BJ USA.

         "ERISA Plan" -- as defined in Section 3.4(i) of the Participation Agreement.

         "ET Date" -- as set forth on Schedule 8 to the Participation
Agreement.

         "ET Price" -- an amount equal to the product of the percentage set forth for the ET Date on Schedule 8 to the Participation Agreement multiplied by the Equipment Value of the Units then owned by Partnership, plus any Premium payable pursuant to the Indenture.

         "ET Right" -- as defined in Section 9.1 of the Partnership Agreement.

         "Event of Loss" -- as defined in Section 11.1 of the O&M Agreement.

         "Excepted Property" --

                 (a) any indemnity payable to Nonaffiliated Partner Trustee, Indenture Trustee, any Beneficiary or their respective directors, officers, employees, agents, successors, assigns (other than Indenture Trustee as assignee) or affiliates pursuant to Section 7 of the Participation Agreement;

                 (b) any proceeds of insurance payable to Nonaffiliated Partner Trustee or any Beneficiary under insurance maintained by Nonaffiliated Partner Trustee or any Beneficiary in addition to the insurance required to be maintained by Operator pursuant to the terms of the O&M Agreement, and any proceeds of liability insurance policies carried for the benefit of Nonaffiliated Partner Trustee or any Beneficiary by or Operator pursuant to Section 12 of the O&M Agreement or by any other Person;

                 (c) the Tax Indemnity Agreement and all payments or advances required to be made thereunder by or to Guarantor;

                 (d) any rights against BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor acquired by subrogation to the rights of Indenture Trustee pursuant to cure of defaults of BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor, and any amounts payable by BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor to reimburse Nonaffiliated Partner Trustee or any Beneficiary for payments made by it in respect of their obligations under the Basic Documents, so long as such cures and payments are made in accordance with the Indenture;

                 (e) any amounts payable to any Beneficiary by a transferee as the purchase price for all or any portion of its interest permitted by Section 6.1 of the Participation Agreement;

                 (f) all right, title and interest of Nonaffiliated Partner Trustee or any Beneficiary in any collateral that has been released from the security interest and assignment of the

         Indenture whether by satisfaction of the obligations of Nonaffiliated Partner Trustee hereunder and under the Notes or otherwise pursuant to terms of the Indenture;

                 (g) any Taxes payable to Partnership or Nonaffiliated Partner pursuant to the Participation Agreement;

                 (h) the rights of Nonaffiliated Partner Trustee, Indenture Trustee and any Beneficiary to pursue legal remedies to compel payment by BJ USA, General Partner, Operator, Service Taker or Partnership of any of the amounts referred to in the foregoing clauses
         (i)through (g) or enforce the agreements of BJ USA, General Partner, Operator, Service Taker or Partnership related thereto, except that the rights referred to in this clause (h) shall not be deemed to include the exercise of any remedies in the Partnership Agreement, the Services Agreement, the O&M Agreement or the Participation Agreement other than the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by BJ USA, General Partner, Operator, Service Taker or Partnership of the applicable covenants or to recover damages for the breach thereof;

                 (i) the right to consent or withhold consent to any amendment, modification or waiver of the Partnership Agreement, the O&M Agreement, the Participation Agreement or the Services Agreement or any other document solely in respect of Excepted Property; and

                 (j) the right to consent or withhold consent to declaration by Indenture Trustee of a BJ Event of Default solely in respect of Excepted Property;

                 (k) any Form K-1 (or similar substitute form) required or permitted to be given to Nonaffiliated Partner Trustee or Partnership.

         "Excess Amount" -- as defined in Section 2.9(c) of the Indenture.

         "Expenses" -- as defined in Section 4.4(b) of the Partnership
Agreement.

         "Expiration Date" -- as defined in Section 2.8(b) of the Participation Agreement.

         "Fair Market Rental Value" or "Fair Market Value" -- with respect to all Units (or portions thereof for purposes of Section 5.13 of the Participation Agreement) with respect to which a determination is being made, the cash rent or cash price obtainable for such Units (or portions thereof for purposes of Section 5.13 of the Participation Agreement) in an arm's-length lease or sale between an informed and willing lessee or purchaser/user (including, without limitation, BJ USA and any lessee or buyer in possession of the Units which is the subject of this transaction and including a purchaser/user in possession and other than a dealer in used equipment of a type similar to the Units) under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be. Except for determinations for the purposes of Section 5.22 of the Participation Agreement, Fair Market Rental Value and Fair Market Value shall be determined upon the assumption that each Unit is in the condition and repair required under the O&M Agreement, free of any Liens other than Nonaffiliated Partner Liens, and in service. For purposes of Section 5.22 of the Participation Agreement, determinations of Fair Market Rental Value and Fair Market Value shall be determined upon the assumption that each Unit is to be leased or sold on an "as-is, where-is" basis. If the parties are unable to agree upon a Fair Market Rental Value or a Fair Market Value within 30 days after receipt of General Partner's certification as to Fair Market Value pursuant to Section 5.13 of the Participation Agreement or, unless Nonaffiliated Partner otherwise consents, if Fair Market Rental Value or Fair Market Value is to be determined for the purposes of Section 5.22 of the Participation Agreement, such value shall be determined by the following appraisal procedure, determinations under which shall be conclusively binding on all parties:

         (I)     If the appraisal procedure is used for any purpose other than
Section 5.22 of the Participation Agreement, Nonaffiliated Partner Trustee, within 10 days after the 30-day period after receipt of General Partner's certification as to Fair Market Value pursuant to Section 5.13 of the Participation Agreement, will provide BJ USA the names of appraisers that would be satisfactory to Nonaffiliated Partner Trustee, and Nonaffiliated Partner Trustee and BJ USA will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value and/or the Fair Market Value, as the case may be, shall be determined by such appraiser and set forth in a written appraisal that is in compliance with the "Uniform Standards of Professional Appraisal Practice" of the Appraisal Standards Board of the Appraisal Foundation. If BJ USA and Nonaffiliated Partner Trustee are unable to agree upon a single appraiser within 10 days after Nonaffiliated Partner Trustee provides BJ USA with the names of appraisers, either party can file with the American Arbitration Association to provide a list of qualified and certified appraisers of recognized standing and knowledgeable in equipment of the type then owned by the Partnership within 15 days of such filing. Within 10 days of receipt of such list, Nonaffiliated Partner Trustee and BJ USA shall list in order of preference their respective choices for appraisers and the appraiser that is most preferred by both Nonaffiliated Partner Trustee and BJ USA (or, if two appraisers are preferred equally by Nonaffiliated Partner Trustee and BJ USA, the appraiser that is most preferred by both parties but chosen by Nonaffiliated Partner Trustee) shall perform the appraisal and set forth Fair Market Rental Value or Fair Market Value in a written appraisal that is in compliance with the "Uniform Standards of Appraisal Practice" of the Appraisal Foundation. BJ USA shall bear the cost of all appraisers.

         (II)    If the appraisal procedure is used for the purpose of Section
5.22 of the Participation Agreement, Nonaffiliated Partner Trustee shall select an independent appraiser of recognized standing and knowledgeable in equipment of the type then owned by the Partnership. Such appraisal shall be made within 15 days of appointment. BJ USA shall bear the cost of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 5.22 of the Participation Agreement, the Fair Market Rental Value or the Fair Market Value, as the case may be, shall be zero with respect to any Unit if Nonaffiliated Partner Trustee theretofore has not been able to recover possession of such Unit in accordance with the terms of Section 15.1(b) of the O&M Agreement.

         "Final Determination" -- (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., the earliest of when all allowable appeals by either party to the action (or with respect to any Beneficiary, only such appeals as are required by Section 7 of the Tax Indemnity Agreement or
Section 7 of the Participation Agreement) are exhausted or the time for filing such appeal expires), (ii) a closing agreement entered into under
Section 7121 of the Code (or any successor provision) or any other binding settlement agreement entered into in connection with an administrative or judicial proceeding, in any case with the consent of BJ USA (in the case of the Tax Indemnity Agreement, subject to the conditions of Section 7(d)), or (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

         "First Security" -- as defined in Section 3.1 of the Participation Agreement.

         "FT Price" -- an amount equal to the product of (a) 32% multiplied by
(b) the Equipment Value of the Units owned by Partnership on the Base Term Expiration Date.

         "FT Right" -- as defined in Section 9.2 of the Partnership Agreement.

         "GAAP" -- generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "General Partner" -- BJ USA, as general partner of Partnership.

         "Government Actions" -- all consents, approvals or authorizations of, or filings, registrations or qualifications with, or the giving of notice or taking of any other action with respect to, any Government Authority.

         "Government Authority" -- any applicable Federal, state, county, municipal or other United States Federal, state or local government, judicial or regulatory authority, agency, board, body, commission, instrumentality, court arbitrator, panel of arbitrators or quasi-government authority.

         "Guarantor" -- as defined in the caption of the Participation
Agreement.

         "Guarantor Agreement" -- the Basic Documents to which Guarantor is or will be a party.

         "Guarantor Default" -- an event which with notice or the lapse of time or both would become a Guarantor Event of Default.

         "Guarantor Event of Default" -- the following events (whether any such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or of any order, rule or regulation of any administrative or government body):

                 (a) Guarantor fails to make any payment under the Guaranty when due (except that any failure to pay to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due any amounts constituting Excepted Property shall not constitute a Guarantor Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof);

                 (b) Guarantor fails to make any other payment under the Basic Documents (except that any failure to pay any amount owed by Guarantor under the Tax Indemnity Agreement or any failure of Guarantor to pay to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due any amount constituting Excepted Property shall not constitute a Guarantor Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof) after the same becomes due and such failure continues unremedied for 30 days after receipt by Guarantor of written notice of such failure from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder;

                 (c) any representation made by Guarantor in any Basic Document or in any other document or certificate furnished by Guarantor (or a Responsible Officer of Guarantor) pursuant to the Basic Documents (other than the representations set forth in the Tax Indemnity Agreement) was untrue or incorrect in any material respect as of the date of making thereof;

                 (d) Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consents to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) generally fails to pay, or admits in writing its inability to pay, its debts as they come due, or (iv) makes a general assignment for the benefit of creditors, or (v) takes any corporate action to authorize or in furtherance of any of the foregoing;

                 (e) an involuntary case or other proceeding is commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or

                 (f) Guarantor fails to observe or perform any of its covenants or agreements (other than those described in the foregoing clauses of this definition) to be observed or performed by Guarantor under the Guaranty or any other Basic Document (other than the Tax Indemnity Agreement) and the failure continues unremedied for 30 days after notice from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder to Guarantor, specifying the failure and demanding the same to be remedied; except that, if the failure is capable of being remedied and the remedy does not involve the payment of money alone, no such failure shall constitute a Guarantor Event of Default so long as Guarantor is diligently proceeding to remedy the failure, but in no event shall the failure continue unremedied for a period in excess of the lesser of 120 days from the notice referred to above and the remaining number of days in the Transaction Term.

         "Guaranty" -- the Guaranty dated as of August 7, 1997, from Guarantor.

         "Hazardous Substances" -- (i) petroleum product, petroleum, crude oil or any fraction thereof, asbestos, radon, explosives, radioactive materials, hazardous wastes or substances (including polychlorinated biphenyls), or toxic wastes or substances; (ii) any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" as defined under any applicable Environmental Laws; or (iii) any other pollutants or contaminants which are regulated under any Environmental Law.

         "Holders" -- each Note Purchaser, or if such Note Purchaser transfers its interest in accordance with the Basic Documents, the transferee of such Note Purchaser.

         "Income Taxes" -- as defined in Section 7.1(c)(i) of the Participation Agreement.

         "Indemnified Person" -- as defined in Section 7.2(b) of the Participation Agreement.

         "Indenture" or "Trust Indenture" -- the Trust Indenture and Security Agreement dated as of August 7, 1997 among Nonaffiliated Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee. Such terms shall include each Indenture Supplement entered into pursuant to the Indenture.

         "Indenture Default" -- an Indenture Event of Default or an event which with notice or the lapse of time or both would become an Indenture Event of Default.

         "Indenture Estate" -- as defined in the Granting Clause of the Indenture.

         "Indenture Event of Default" -- as defined in Section 8.1 of the Indenture.

         "Indenture Supplement" -- (i) an Indenture Supplement substantially in the form of Exhibit B to the Indenture, among Nonaffiliated Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee, dated the Commencement Date or the date that any Replacement Unit or any other Unit is subjected to the Lien and security interest of the Indenture, and covering the Units related to the Commencement Date or such Replacement Unit or such other Unit, as the case may be, or (ii) any supplement or amendment entered into from time to time among Nonaffiliated

Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee.

         "Indenture Trustee" -- State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Indenture.

         "Indenture Trustee Agreements" -- the Basic Documents to which ITC and/or Indenture Trustee are or will be a party.

         "Initial Cash" -- cash contributed to Partnership by Nonaffiliated Partner on the Commencement Date.

         "Initial Operating Payment" -- as defined in Section 3.2(a) of the O&M Agreement.

         "Initial Partnership Agreement" -- the Agreement of Limited Partnership of BJ Services Equipment, L.P. dated as of June 25, 1997 between General Partner, as general partner thereof, and Organizational Limited Partner, as limited partner thereof.

         "Initial Services Payment" -- as defined in Section 3.2 of the Services Agreement.

         "Initial Units" - the Units described in the Indenture Supplement, Partnership Agreement Supplement and O&M Agreement Supplement on the Commencement Date.

         "Insured Risks and Losses" -- such risks and losses as are specified in the O&M Agreement.

         "Interests" -- as defined in Section 3.5(d) of the Participation Agreement.

         "Investment Grade" -- as defined in Section 12.2 of the O&M Agreement.

         "Investments" -- with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person; including, without limitation, any direct or indirect contribution by such Person of property to a joint venture, partnership or other business entity in which such Person retains an interest.

         "ITC" -- as defined in Section 3.3 of the Participation Agreement.

         "Late Rate" -- with respect to the portion of any payment that would be required to be distributed to the Holders pursuant to the Indenture or otherwise under the Basic Documents, Nonaffiliated Partner (whether directly or pursuant to the Indenture), Beneficiaries or Nonaffiliated Partner Trustee, in its individual capacity, the rate per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) equal to the lesser of (a) 2% over the Debt Rate and (b) the maximum interest rate from time to time permitted by law.

         "Lien" -- any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on a Unit or any part thereof.

         "Limited Partners" -- Affiliated Partner and Nonaffiliated Partner and "Limited Partner" means any of the Limited Partners.

         "Liquidator" -- the Person or committee approved pursuant to the provisions of Section 11.3(b) of the Partnership Agreement who performs the functions described therein.

         "Majority In Interest" -- as of a particular date of determination, with respect to any action or decision of the Holders, the Holders of more than 50% in aggregate principal unpaid amount of the Outstanding Notes, if any.

         "Material Adverse Effect" -- an adverse effect on the business, properties, financial condition or results of operation of Partnership, BJ USA, Affiliated Partner, Guarantor or Operator, taken as a whole, that would materially jeopardize the ability of Partnership, BJ USA, Affiliated Partner, Guarantor or Operator to perform their obligations set forth in the Basic Documents.

         "Maturity Date" -- with respect to the Notes, the date specified as the maturity therefor in the Indenture.

         "Minimum Services Payment" -- as defined in Section 3.3 of the Services Agreement.

         "Modification" -- as defined in Section 9.2 of the O&M Agreement.

         "Multiemployer Plan" -- any "multiemployer plan" (as defined in section 3 of ERISA) in respect of which BJ USA or any ERISA Affiliate is an "employer" (as defined in section 3 of ERISA).

         "Net Agreed Value" -- (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by the total amount in the aggregate of any and all liabilities either assumed by Partnership upon such contribution or to which such Contributed Property is subject when contributed, and (b) in the case of any Property distributed to a Partner, Partnership's Carrying Value of such Property at the time such Property is distributed, reduced by the total amount in the aggregate of any and all indebtedness either assumed by such Partner upon such distribution or to which such Property is subject at the time of distribution, in either case, as determined under
Section 752 of the Code.

         "Net Economic Return" -- The applicable Beneficiary's initial (a) anticipated net after-tax yield for each of the periods beginning with the Commencement Date through the end of the Base Term and the Commencement Date through the ET Date, reflected in the computations of Priority Distributions, and ET Price set forth in Schedules 4 and 8 to the Participation Agreement and Schedules 2 (and each subschedule thereto) and 4 to the Trust Agreement, (b) anticipated aggregate after-tax cash flow computed utilizing the multiple investment sinking fund method of analysis and the same assumptions (including, without limitation, the Tax Assumptions) as used by the applicable Beneficiary in making the computations of Priority Distributions and ET Price set forth in Schedules 4 and 8 to the Participation Agreement and Schedules 2 (and each subschedule thereto) and 4 to the Trust Agreement and (c) the anticipated net after-tax book yield through the Base Term.

         "Net Equity of the Partnership" -- as of any date, the amount by which the fair market value of the Property of Partnership as of such date, as determined in the reasonable judgment of the General Partner using such reasonable method of valuation as it may choose, exceeds the aggregate liabilities of the Partnership as of such date, as determined in accordance with GAAP.

         "Net Income" -- for any Taxable Period, the excess, if any, of Partnership's items of income and gain for such Taxable Period over Partnership's items of loss and deduction for such Taxable Period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.1(b) of the Partnership Agreement, but shall not include any items specially allocated under Section 5.2(c) or Section 5.2(d) of the Partnership Agreement.

         "Net Loss" -- for any Taxable Period, the excess, if any, of Partnership's items of loss and deduction for such Taxable Period over Partnership's items of income and gain for such Taxable Period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 5.1(b) of the Partnership Agreement, but shall not include any items specially allocated under Section 5.2(c) or Section 5.2(d) of the Partnership Agreement.

         "Net Sales Proceeds" -- the proceeds realized from any sale of any one or more of the Units, less the expenses related to such sale.

         "Nonaffiliated Partner" -- as defined in the caption of the Partnership Agreement.

         "Nonaffiliated Partner Liens" -- any Lien on the Units or other portions of the Trust Estate arising as a result of (i) claims against Nonaffiliated Partner Trustee (in its individual capacity), Indenture Trustee (in its individual capacity) or any Beneficiary, not related to the transactions contemplated by the Basic Documents or which are not indemnified against by BJ USA pursuant to the Participation Agreement or the Tax Indemnity Agreement, or (ii) acts or omissions of Nonaffiliated Partner Trustee (in its individual capacity), Indenture Trustee (in its individual capacity) or any Beneficiary, not related to the transactions contemplated by the Basic Documents or in breach of any covenant or agreement of such Person set forth in any of the Basic Documents or which are not indemnified against by BJ USA pursuant to the Participation Agreement or the Tax Indemnity Agreement, or
(iii) taxes imposed against Nonaffiliated Partner Trustee (in its individual capacity or as Nonaffiliated Partner Trustee), Indenture Trustee (in its individual capacity) or any Beneficiary or the Trust Estate which are not indemnified against by BJ USA pursuant to the Participation Agreement or by Guarantor under the Tax Indemnity Agreement, or (iv) claims against Nonaffiliated Partner, Indenture Trustee or any Beneficiary arising out of the transfer (whether voluntary or involuntary) by Nonaffiliated Partner Trustee, Indenture Trustee (without the consent of BJ USA and

Nonaffiliated Partner Trustee), or any Beneficiary (without the consent of BJ USA and Indenture Trustee) of all or any portion of their respective interests in Partnership, the Units, the Indenture Estate, the Trust Estate or the Basic Documents, other than a transfer pursuant to Section 9 or 11 of the Partnership Agreement, Section 5.12, 5.13, 5.16, 5.17, 5.18 or 5.22 of the Participation Agreement, Section 7.1 of the Services Agreement or Section 15.1 of the O&M Agreement or in connection with or with respect to an Indenture Event of Default.

         "Nonaffiliated Partner Trustee" -- First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Nonaffiliated Partner Trustee under the Trust Agreement.

         "Nonaffiliated Partner Trustee Estate" -- as defined in Section 1.1 of the Indenture.

         "Nonaffiliated Partner Trustee Agreements" -- the Basic Documents to which Nonaffiliated Partner Trustee, either in its individual capacity or as Nonaffiliated Partner Trustee, is or will be a party.

         "Nonaffiliated Partner Trustee's Net Economic Return" -- the weighted average of the aggregate Net Economic Return of all Beneficiaries.

         "Nonrecourse Liability" -- as defined in Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

         "Nonreplacement Election" -- as defined in Section 7.2(e) of the Partnership Agreement.

         "Non-Severable Modification" -- any Modification that is not a Required Modification or that is not readily removable without causing damage to any Unit.

         "Note Purchasers" -- the Note Purchasers named in the Participation Agreement.

         "Notes" -- the secured notes of Nonaffiliated Partner Trustee issued under and pursuant to the Participation Agreement and the Indenture, including any Notes issued in exchange therefor or replacement thereof pursuant to the Indenture.

         "Notice of Delivery" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Notices" -- all notices, communications or approvals that are required or may be sent or given pursuant to the Basic Documents.

         "O&M Agreement" -- the Operating and Maintenance Agreement dated as of August 7, 1997 between Partnership and Operator. Such term shall include each O&M Agreement Supplement entered into pursuant to the O&M Agreement.

         "O&M Agreement Supplement" -- (i) an O&M Agreement Supplement substantially in the form of Exhibit A to the O&M Agreement, between Partnership and Operator, dated the Commencement Date or the date that any Replacement Unit or any other Unit is subjected to the O&M Agreement, and covering the Units related to the Commencement Date or such Replacement Unit or such other Unit, as the case may be, or (ii) any supplement or amendment entered into from time to time between Partnership and Operator.

         "O&M Default" -- an event which with notice or the lapse of time or both would become an O&M Event of Default.

         "O&M Event of Default" -- as defined in Section 14.1 of the O&M Agreement.

         "O&M/Partnership Event of Default" -- as defined in Section 14.2 of the O&M Agreement.

         "Obligations" -- as defined in Section 1 of the Guaranty.

         "Obligor" -- as defined in Section 1 of the Guaranty.

         "Officer's Certificate" -- a certificate signed (i) in the case of BJ USA, General Partner, Service Taker, Operator, Affiliated Partner or Guarantor, by a Responsible Officer, (ii) in the case of any other corporation, by the President, any Vice President, any Assistant Vice President, the Treasurer or an Assistant Treasurer, (iii) in the case of a partnership, by the President, any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iv) in the case of a commercial bank or trust company, by the President, any Vice President, any Trust Officer or any other officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Operating Capacity" -- as defined in Section 2.1 of the Services Agreement.

         "Operating Payment Date" -- as defined in Section 3.2 of the O&M Agreement.

         "Operating Payments" -- as defined in Section 3.2 of the O&M
Agreement.

         "Operator" -- as defined in the caption of the Participation
Agreement.

         "Optional Modification" -- as defined in Section 9.2 of the O&M Agreement.

         "Organizational Limited Partner" -- as defined in the caption of the Partnership Agreement.

         "Outstanding" -- when used with respect to the Notes, as of any date of determination, all Notes theretofore executed and delivered and authenticated under the Indenture other than:

                 (a) Notes theretofore canceled by Indenture Trustee or delivered to Indenture Trustee for cancellation pursuant to Section
         2.7 of the Indenture or otherwise;

                 (b) Notes for whose payment (but only to the extent of such payment) or prepayment money in the necessary amount has been theretofore deposited with Indenture Trustee in trust for the Holders with respect to such Notes; except that if such Notes are to be redeemed or prepaid, notice of such redemption or prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to Indenture Trustee has been made; and

                 (c) Notes in exchange for or in lieu of which other Notes have been authenticated, executed and delivered pursuant to the Indenture;

except that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver under the Indenture, Notes owned by or pledged to BJ USA, Guarantor, Operator, Affiliated Partner, Nonaffiliated Partner Trustee or any Beneficiary or any Affiliate of any thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Notes which Indenture Trustee knows to be so owned or so pledged shall be disregarded, and except if all Notes are so owned or pledged. The foregoing exception shall not negate the prohibitions set forth in Section 5.3 of the Participation Agreement.

         "Participants" -- the Note Purchasers and Beneficiaries.

         "Participating Party" -- as defined in the Guaranty.

         "Participation Agreement" -- the Participation Agreement, dated as of August 7, 1997, among BJ USA, Partnership, Operator, Affiliated Partner, Nonaffiliated Partner Trustee, in the capacities described therein, Guarantor, Beneficiaries, Note Purchasers and Indenture Trustee, in the capacities described therein.

         "Partner Transferee" -- any Person or entity, other than a Partner, to whom a Transferor Partner purports to Transfer its Partnership Interest.

         "Partners" -- General Partner, Affiliated Partner and Nonaffiliated Partner, and "Partner" means any of the Partners.

         "Partnership" -- BJ Services Equipment, L.P., a Delaware limited partnership, which was established pursuant to the Initial Partnership Agreement.

         "Partnership Agreement" -- the Amended and Restated Agreement of Limited Partnership of BJ Services Equipment, L.P., dated as of August 7, 1997 among General Partner, Affiliated Partner and Nonaffiliated Partner Trustee, which amends and restates the Initial Partnership Agreement. Such term shall include each Partnership Agreement Supplement entered into pursuant to the Partnership Agreement.

         "Partnership Agreement Supplement" -- (i) a Partnership Agreement Supplement, substantially in the form of Exhibit A to the Partnership Agreement, dated the Commencement Date or the date that any Replacement Unit is contributed to Partnership by General Partner or Affiliated Partner, among General Partner, Affiliated Partner and Nonaffiliated Partner, covering the Units owned by Partnership on the Commencement Date or related to such Replacement Unit, or (ii) any supplement or amendment entered into from time to time among General Partner, Affiliated Partner and Nonaffiliated Partner.

         "Partnership Interest" -- a Partner's ownership interest in Partnership and such Partner's rights and obligations under the Partnership Agreement.

         "Partnership Tax Return" -- the Federal Partnership Information Return (together with all schedules required to be attached thereto) filed as IRS Form 1065, or any successor form.

         "Parts" -- as defined in Section 8.3 of the O&M Agreement.

         "Payment Amount" -- with respect to the Notes, the total amount of the payment of principal due and payable on each Payment Date, expressed as a percentage and set forth in the appropriate Indenture Supplement. As to any single Note, "Payment Amount" -- the portion of total Payment Amount set forth therein in dollar or percentage terms.

         "Payment Date" -- with respect to both payments of principal and interest for Notes, each December 30 and June 30, beginning on the first such date to occur after the initial issuance of Notes.

         "Payment Month" -- as defined in Section 3.3 of the Services Agreement or Section 3.2(a) of the O&M Agreement.

         "Payments" -- (i) in the O&M Agreement, the Operating Payments made by Service Taker to Operator and (ii) in the Services Agreement, Minimum Service Payments and Additional Service Payments.

         "PBGC" -- as defined in Section 3.2(t)(ii)(C) of the Participation Agreement.

         "Pension Plan" -- at any time, any "employee pension benefit plan" (as defined in Section 3 of ERISA) maintained at such time by BJ USA or any ERISA Affiliate for employees of BJ USA or such ERISA Affiliate, excluding any Multiemployer Plan.

         "Permitted Investments" -- (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association (which may be Indenture Trustee) incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $1,000,000,000 and having a rating assigned to the long-term unsecured debt of such institutions by Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to AA and AA2, respectively, and (iv) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding BJ USA and its Affiliates) incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization; except that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above and no investment shall be eligible as a "Permitted Investment" unless the final maturity or date of return of such investment is 90 days or less from the date of purchase thereof.

         "Permitted Liens" -- with respect to any Unit: (i) the interests of Partnership under the Amended and Restated Partnership Agreement; (ii) the interest of Operator under the O&M Agreement and the interest of Service Taker under the Services Agreement; (iii) any Liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or any risk of interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Nonaffiliated Partner Trustee, Partnership or Indenture Trustee in or to any Unit or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (iv) any Liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Partnership's business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Nonaffiliated Partner Trustee, Partnership or Indenture Trustee in or to any Unit or any interest therein, and
(d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (v) the Lien of the Indenture, and the respective rights of the Holders, Indenture Trustee, Beneficiaries, Partnership and Nonaffiliated Partner Trustee under the Basic Documents; (vi) Liens arising out of any judgment or award against Partnership with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with the use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or any risk of interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Partnership, Nonaffiliated Partner Trustee or Indenture Trustee in or to any Unit or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; and (vii) salvage rights of insurers under insurance policies maintained by Operator pursuant to Section 12 of the O&M Agreement.

         "Person" -- an individual, partnership, joint venture, corporation, trust, limited liability company, association or unincorporated organization, and a government or agency or political subdivision thereof.

         "Premium" -- as defined in Section 2.15 of the Indenture.

         "Prepayment Date" -- the date on which the Notes are to be prepaid or redeemed (or purchased in lieu of prepayment or redemption, as applicable) pursuant to Section 6.1, 8.3(e)(iii) or 8.3(e)(iv) of the Indenture, which date, unless otherwise stated in the Indenture, shall be a Payment Date.

         "Prepayment Price" -- the price at which the Notes are to be prepaid or redeemed (or purchased in lieu of prepayment or redemption, where applicable), determined as of the applicable Prepayment Date, pursuant to
Section 6.1 or 8.3(e) of the Indenture, as the case may be.

         "Priority Distribution" -- the amounts set forth on Schedule 1 to the Partnership Agreement, Schedule 4 to the Participation Agreement and Schedule 2 to the Trust Agreement, which under any circumstances and in any event, will be an amount at least sufficient to pay in full as of the date of payment thereof, the principal amount of and interest on the Notes due on such date.

         "Property" -- all assets owned directly, indirectly or beneficially by Partnership at any date of determination, including, without limitation, all cash, all personal property, and any item thereof.

         "Proposed Removed Units" -- as defined in Section 5.16 of the Participation Agreement.

         "Reasonable Basis" -- a "reasonable basis" determined in accordance with the principles of ABA Formal Opinion No. 85-352, or in the case guidance is provided by the Treasury Department under

Section 6662(d)(2)(B)(ii) of the Code which provides a different determination thereof, which is applicable and which overrides ABA Formal Opinion No. 85-532, such different determination shall be utilized.

         "Rebuild" -- with respect to a Unit, replacement of all hoses (hydraulic, water or other), air lines, bearings, rings, wiring and other normal wear components with new components and refurbishment to the level necessary to bring the Unit to manufacturers' specified operational performance standards for the Unit.

         "Recapture Income" -- any gain recognized by Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any Property of Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such Property.

         "Reduction Date" -- as defined in Section 5.16 of the Participation Agreement.

         "Reduction Election" -- as defined in Section 5.16 of the Participation Agreement.

         "Register" -- as defined in Section 2.3 of the Indenture.

         "Registrar" -- as defined in Section 2.3 of the Indenture.

         "Regulatory Change" -- any change after the date of the Indenture in Federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including any Holder of or under any Federal, state or foreign law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or government or monetary authority charged with the interpretation or administration thereof.

         "Reimbursed Expense" -- as defined in Section 3.2(b) of the O&M Agreement.

         "Release" -- any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment

(including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

         "Remaining Partnership Interest" -- Nonaffiliated Partner Trustee's Partnership Interest less the aggregate Equipment Value of all Units purchased from Partnership pursuant to Section 5.12(ii) of the Participation Agreement, sold pursuant to Section 5.17 of the Participation Agreement or retained pursuant to Section 5.18 of the Participation Agreement.

         "Renewal Term" -- the period from the Base Term Expiration Date to the date 2 years thereafter.

         "Replaced Unit" -- as defined in Section 5.3 of the Indenture.

         "Replacement Parts" -- Parts replaced in accordance with Section 8.3 of the O&M Agreement.

         "Replacement Unit" -- an item of equipment that meets the standards of Section 5.11 or 5.12, as the case may be, of the Participation Agreement, is subject to the Partnership Agreement and the Lien of the Indenture and is operated and maintained under the O&M Agreement.

         "Required Modification" -- as defined in Section 9.1 of the O&M Agreement.

         "Responsible Officer" -- with respect to BJ USA, Affiliated Partner, Operator or Guarantor, the President, the Treasurer, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel.

         "RT Price" -- the fair market value of Nonaffiliated Partner Trustee's Partnership Interest which will be deemed to equal 99% of the Fair Market Value of the Units on the last day of the Renewal Term.

         "RT Right" -- as defined in Section 9.3 of the Partnership Agreement.

         "Scheduled Commencement Date" -- as defined in Section 2.8(b) of the Participation Agreement.

         "Secured Obligations" -- as defined in the Granting Clause of the Indenture.

         "Securities Act" -- the Securities Act of 1933, as amended, or any successor law.

         "Senior Financial Officer" -- with respect to BJ USA, the Chief Financial Officer, the Chief Accounting officer or the Treasurer.

         "Service Payment" -- all Minimum Service Payments and Additional Service Payments.

         "Service Taker" -- BJ USA, as Service Taker under the Services
Agreement.

         "Services" -- as defined in Section 2.1 of the Services Agreement.

         "Services Agreement" -- the Amended and Restated Services Agreement dated as of August 7, 1997 between Service Taker and Partnership.

         "Services Event of Default" -- as defined in Section 6.1 of the Services Agreement.

         "Services/Partnership Event of Default" -- as defined in Section 6.2 of the Services Agreement.

         "Services Payment Date" -- as defined in Section 3.3 of the Services Agreement.

         "Settlement Date" -- as defined in Section 5.12 of the Participation Agreement.

         "Severable Modification" -- any Modification other than a Non-Severable Modification.

         "Special Distribution" -- as defined in Section 6.1(d) of the Partnership Agreement.

         "Subsidiary" of any Person -- any Person of which more than 50% of the voting stock or other equity interests (in case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person, or one or more Subsidiaries of the

Person or a combination thereof. Unless the context otherwise clearly requires, references in the Basic Documents to a "Subsidiary" refer to a Subsidiary of Guarantor. "Subsidiaries" of Guarantor shall include all Consolidated Subsidiaries (except to the extent otherwise specifically provided in the Basic Documents).

         "Substitution Election" -- as defined in Section 7.2(d) of the Partnership Agreement.

         "Supplemental Contributions" -- as defined in Section 4.4(c) of the Partnership Agreement.

         "Supplemental Priority Distributions" -- as defined in Section 6.1(c) of the Partnership Agreement.

         "Tax Adjustment" -- as defined in Section 5.1(e) of the Partnership Agreement.

         "Tax Assumptions" -- as defined in Section 1.1 of the Tax Indemnity Agreement.

         "Tax Counsel" -- Mayer, Brown & Platt or any other independent firm of attorneys nationally recognized as being expert in tax matters selected by Beneficiaries and reasonably acceptable to BJ USA.

         "Tax Indemnitee" -- as defined in Section 7.1(a) of the Participation Agreement.

         "Tax Indemnity Agreement" -- each Tax Indemnity Agreement, dated as of August 7, 1997, between Guarantor and each Beneficiary.

         "Tax Matters Partner" -- the Partner designated as such from time to time pursuant to Section 8.6 of the Partnership Agreement.

         "Taxable Period" -- a calendar year (or short period) for which a Partnership Tax Return is required to be filed for the Partnership; except that the Partnership's first Taxable Period shall begin on the Commencement Date and shall end on December 31, 1997 (or any earlier date marking the end of the period including the Commencement Date for which a Partnership Tax Return is required to be filed for the Partnership).

         "Taxes" -- as defined in Section 7.1(b) of the Participation
Agreement.

         "Third Party Claim" -- any claim, demand, action, cause of action, judgment, assessment, compromise, settlement or decree, made by or in favor of any party other than the Partnership or its partners in respect of any personal injury or property damage.

         "Total Equipment Value" -- the Equipment Value of the Units up to a maximum of $100,000,000.

         "Transaction Costs" -- as defined in Section 2.6(a) of the Participation Agreement.

         "Transaction Term" -- unless earlier terminated, the Base Term and, if General Partner causes Partnership to exercise its option to renew the O&M Agreement and Services Agreement pursuant to Sections 22.2 and 12.3, respectively, thereof, the Renewal Term.

         "Transaction Term Expiration Date" -- as defined in Section 4.2(a)(ii) of the Participation Agreement.

         "Transfer" -- a sale, assignment, transfer, contribution, mortgage or other encumbrance of a Partnership Interest, or a sufferance of any third party to sell, assign, transfer, contribute, mortgage, charge or otherwise encumber a Partnership Interest, or a contract to do or permit any of the foregoing, whether voluntarily or by operation of law.

         "Transferee" -- as defined in Section 6.1(a) of the Participation Agreement.

         "Transferor Partner" -- any Partner desiring to Transfer its Partnership Interest or any portion thereof pursuant to the provisions of Article Ten of the Partnership Agreement.

         "Treasury Regulations" -- proposed, temporary and final treasury regulations promulgated under the Code as of the effective date hereof and any successor provisions thereto.

         "Trust" -- BJ Services Trust No. 1997-1, as provided in Section 11.12 of the Trust Agreement.

         "Trust Agreement" -- the Trust Agreement dated as of August 7, 1997 among Beneficiaries and First Security.

         "Trust Estate" -- as defined in Section 2.2 of the Trust Agreement.

         "Trust Expenses" -- as defined in Section 6.1 of the Trust Agreement.

         "Trust Tax Matters Partner" -- as defined in Section 12.7 of the Trust Agreement.

         "Trustee" -- each of Nonaffiliated Partner Trustee or Indenture Trustee and "Trustees" -- Nonaffiliated Partner Trustee and Indenture Trustee, collectively.

         "Trustee Documents" -- as defined in Section 2.1 of the Trust
Agreement.

         "U.C.C." -- the Uniform Commercial Code in effect in the applicable jurisdiction.

         "Unanimous Consent" -- as defined in Section 7.4 of the Partnership Agreement.

         "Unit" -- one of the Units.

         "Units" -- collectively the heavy duty truck tractors and truck trailers, in each case with the equipment installed thereon on the Commencement Date, each tractor or trailer, as the case may be, configured to operate on a standalone basis or in conjunction with other Units and provide any of the Services, or a combination thereof, and the other items of equipment, all as more particularly described in Schedule 3 to the Participation Agreement and each Partnership Agreement Supplement, Indenture Supplement and O&M Agreement Supplement together with any and all appliances, Parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time incorporated or installed in or on any item thereof (other than any Severable Modifications that are not Required Modifications) and any and all appliances, parts, instruments, accessories, furnishings and other equipment title to which vests in, and which is the property of, Partnership pursuant to the terms of the Partnership Agreement.

         "Unrealized Gain" attributable to any item of Property -- as of any date of determination, the excess, if any, of (a) the fair market value of such Property as of such date (as determined under Section 5.1(d) of the Partnership Agreement) over (b) the Carrying Value of such Property as of such date (before any adjustment to be made pursuant to Section 5.1(d) of the Partnership Agreement as of such date).

         "Unrealized Loss" attributable to any item of Property -- as of any date of determination, the excess, if any, of (a) the Carrying Value of such Property as of such date (before any adjustment to be made pursuant to Section 5.1(d) of the Partnership Agreement as of such date) over (b) the fair market value of such Property as of such date (as determined under Section 5.1(d) of the Partnership Agreement).